UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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COMPUWARE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEC 1913 (02-02)

COMPUWARE CORPORATION
Corporate Headquarters
ONE CAMPUS MARTIUS DETROIT, MICHIGAN 48226-5099
(313) 227-7300

July 24, 2007

Dear Compuware Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Compuware Corporation at 3:00 p.m., Eastern Time, on Tuesday, August 28, 2007. The meeting will be held at Compuware’s corporate offices, One Campus Martius, Detroit, Michigan 48226-5099.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You may wish to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

Please indicate whether you plan to attend the meeting in the space provided on the proxy card, or press the appropriate key if voting by telephone or by Internet. If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the July 2, 2007 record date. Bring the letter with you to the meeting. This will help us determine whether you are permitted to attend the meeting. You must be a Compuware shareholder or the named representative of a Compuware shareholder to attend the meeting. You must also obtain a legal proxy if you desire to vote at the meeting and your shares are held in the name of your broker, bank or another nominee.

Your vote is important. Whether you plan to attend the meeting or not, we urge you to vote your shares, by completing, signing and returning your proxy card or by telephone or Internet, as soon as possible. This will ensure that your shares are voted in the event you are unable to attend the meeting. You may, of course, revoke your proxy and, if you are a shareholder of record, vote in person at the meeting if you so desire.

Sincerely,

Peter Karmanos, Jr.
Chairman and Chief Executive Officer

PROXY STATEMENT
(1) ELECTION OF DIRECTORS
(2) RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(3) PROPOSAL TO APPROVE 2007 LONG TERM INCENTIVE PLAN
SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS
CORPORATE GOVERNANCE
COMPENSATION OF EXECUTIVE OFFICERS

COMPUWARE CORPORATION
One Campus Martius
Detroit, Michigan 48226-5099

NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 28, 2007

To the Shareholders:

This is our notice to you that the 2007 Annual Meeting of Shareholders of Compuware Corporation will be held at our corporate offices, One Campus Martius, Detroit, Michigan 48226-5099, on Tuesday, August 28, 2007 at 3:00 p.m., Eastern Time, to consider and act upon the following matters:

(1)	The election of nine directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)	The ratification of the appointment of Deloitte & Touche LLP, our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending March 31, 2008;

(3)	The approval of the 2007 Long Term Incentive Plan; and

(4)	Such other business as may properly come before the meeting.

Only shareholders of record at the close of business on July 2, 2007 will be entitled to vote at the meeting.

We call your attention to the attached Proxy Statement and the accompanying proxy card. We request that you vote your shares and indicate whether you plan to attend the meeting by either signing, dating and returning the proxy card in the enclosed envelope or by using the telephone or Internet voting mechanisms described in the Proxy Statement. If you attend the meeting and are a shareholder of record, you may vote your shares in person at the meeting.

Due to space configurations at our headquarters, it may be necessary for us to use an additional conference room at this year’s meeting to accommodate all shareholders who wish to attend.

A copy of the 2007 Annual Report for the fiscal year ended March 31, 2007 accompanies this notice.

By Order of the Board of Directors,

Thomas M. Costello, Jr., Secretary

Detroit, Michigan
July 24, 2007

COMPUWARE CORPORATION

PROXY STATEMENT
2007 Annual Meeting of Shareholders

INTRODUCTION

This Proxy Statement and the accompanying Notice of the 2007 Annual Meeting of Shareholders, 2007 Annual Report and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Compuware Corporation. The proxies are being solicited for use at the 2007 Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Time, on Tuesday, August 28, 2007, at the headquarters of Compuware Corporation, One Campus Martius, Detroit, Michigan 48226-5099, and at any adjournment of that meeting. The proxies are being solicited from holders of our common shares, par value $.01 per share. We expect this Proxy Statement and the accompanying materials will be first sent or given to shareholders on or about July 24, 2007.

We urge you to vote your shares promptly to make certain your vote will be counted at the meeting. There are four different ways you may cast your vote. You may vote by:

•	telephone, using the toll-free number listed on your proxy card. Please follow the instructions on your proxy card. If you vote using the telephone, you should not mail in your proxy card;

•	Internet, by going to the website listed on your proxy card and following the instructions on the screen. When prompted for your Voter Control Number, enter the number printed on the proxy card. If you vote using the Internet, you should not mail in your proxy card;

•	marking, signing, dating and mailing each proxy card and returning it in the envelope provided; or

•	attending and completing a ballot at the annual meeting, if you are a shareholder of record. If your shares are held in “street name” (held for your account by a broker, bank or other nominee), contact the broker, bank or other nominee that holds your shares to obtain a legal proxy and bring it with you to the meeting. To be able to vote shares you hold in street name at the meeting, you must have a legal proxy from your broker, bank or other nominee issued in your name giving you the right to vote the shares. You will not be able to use the form of proxy enclosed with this proxy statement for this purpose.

If you give a proxy, you may revoke it at any time before it is voted by:

•	giving our Secretary a written notice of revocation that is dated later than the proxy card;

•	signing a later-dated proxy card relating to the same shares and delivering it to the transfer agent;

•	voting again by telephone or Internet (prior to August 27, 2007 at 11:59 p.m., Eastern Time), since only your latest vote will be counted; or

•	attending the Annual Meeting and voting in person, if you are a shareholder of record.

Your attendance at the Annual Meeting of Shareholders will not in and of itself revoke your proxy. Any written notice of revocation should be sent to: Secretary, Compuware Corporation, One Campus Martius, Detroit, Michigan 48226-5099.

References in this Proxy Statement to fiscal 2007 mean the 12 months ended March 31, 2007 and references to we, us or the Company are to Compuware Corporation.

Holders of record of our common shares at the close of business on July 2, 2007 are entitled to notice of the 2007 Annual Meeting of Shareholders and to vote at the meeting. On July 2, 2007, we had 304,569,866 outstanding common shares, our only class of stock outstanding. Each of these shares is entitled to one vote on each matter submitted for a vote at the meeting. The presence, either in person or by proxy, of the holders of at least a majority of these outstanding common shares is necessary to constitute a quorum at the 2007 Annual Meeting of Shareholders. Shares relating to abstentions, broker non-votes and withheld votes will be counted for purposes of determining the presence of a quorum.

All valid proxies that are properly signed, dated and returned in time for the meeting will be voted as specified in the proxy. If no specification is made, the proxies will be voted for the election as directors of the nominees listed, for the ratification of the appointment of Deloitte & Touche LLP and for the approval of the 2007 Long Term Incentive Plan.

If any other matters requiring a shareholder vote properly come before the meeting, the persons appointed as proxies in the enclosed proxy card will vote on such matters in accordance with their best judgment to the extent permitted by law.

(1) ELECTION OF DIRECTORS

Nominees

Our Board of Directors proposes that the nine director-nominees named in the following summary be elected as our directors, each to hold office until the 2008 Annual Meeting of Shareholders and until his or her successor is elected and qualified. If a quorum is present, the nine nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast and will therefore have no effect on the election.

All nominees for election have indicated their willingness to serve, if elected. If any of them is unable or declines to serve as a director, the proxy holders intend to vote the proxies in accordance with their best judgment for the election of another person nominated in accordance with our Bylaws.

A brief summary of each nominee’s principal occupation and other information follows:

Peter Karmanos, Jr.

Mr. Karmanos, age 64, one of our founders, has served as one of our directors since our inception in April 1973, as our Chairman of the Board since November 1978 and as our Chief Executive Officer since July 1987. Mr. Karmanos has also acted as our President since October 2003. Mr. Karmanos is also a director of Taubman Centers, Inc. and Worthington Industries, Inc.

Dennis W. Archer

Mr. Archer, age 65, has served as one of our directors since January 2002. Mr. Archer has been a partner and Chairman of the law firm of Dickinson Wright PLLC since January 2002. The law firm serves as counsel to us. Mr. Archer served as Mayor of the city of Detroit, Michigan from January 1994 through December 2001 and as an Associate Justice of the Supreme Court of the State of Michigan from 1986 to 1990. Mr. Archer is a past President of the National League of Cities and the American Bar Association. He is currently Chairman of the Detroit Regional Chamber and a director of Johnson Controls, Inc. and Masco Corporation.

Gurminder S. Bedi

Mr. Bedi, age 59, has served as one of our directors since October 2002. Mr. Bedi is a private investor. He served as Vice President of Ford Motor Company from October 1998 through his retirement in December 2001. Mr. Bedi served as Vehicle Line Director at Ford Motor Company from October 1996 through October 1998 and in a variety of other managerial positions at Ford for more than 30 years. Since May 2007, Mr. Bedi is also a director of KEMET Corporation.

William O. Grabe

Mr. Grabe, age 69, has served as one of our directors since April 1992. Mr. Grabe is a Managing Director of General Atlantic LLC, a private equity firm that provides capital for innovative companies where information technology or intellectual property is a key driver of growth, and has been affiliated with General Atlantic LLC and its predecessors since April 1992. Mr. Grabe is also a director of Digital China Holdings, Ltd., Patni Computer

Systems, Gartner, Inc., LHS Ag., Lenovo Group and several privately held companies in which General Atlantic LLC is an investor.

William R. Halling

Mr. Halling, age 68, has served as one of our directors since October 1996. Mr. Halling is a private investor. Mr. Halling served as the President of The Detroit Economic Club from May 1995 through March 2002. Mr. Halling is also a director of Detroit Legal News and LaSalle Bank Corporation, a member of the ABN AMRO Group. Mr. Halling is a certified public accountant and is the Company’s Audit Committee financial expert, as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Mr. Halling served as a member of the board of directors for KPMG LLC from October 1990 through June 1993 and as Managing Partner of its Michigan/Toledo business unit from August 1986 through June 1993.

Faye Alexander Nelson

Ms. Nelson, age 54, has served as one of our directors since October 2002. Ms. Nelson is President and Chief Executive Officer of the Detroit Riverfront Conservancy, Inc, a non-profit organization formed to develop and maintain the public space along Detroit’s riverfront. Prior to joining the Conservancy in November 2003, Ms. Nelson was the Vice President of Government Affairs for Wayne State University. Prior to joining Wayne State in February 1996, Ms. Nelson was employed by Kmart Corporation for 15 years where she served as Corporate Attorney and Director for Government Affairs. Ms. Nelson serves on the board of several community, civic and economic development organizations, including the Michigan Economic Growth Authority, University of Detroit Mercy and TechTown.

Glenda D. Price

Dr. Price, age 67, has served as one of our directors since October 2002. Dr. Price served as the President of Marygrove College from 1998 through June 2006 and is currently President Emeritus. Prior to assuming her responsibilities at Marygrove, Dr. Price was the Provost at Spelman College in Atlanta. Dr. Price has held positions as faculty and administrator at several academic institutions, as well as practicing as a clinical laboratory scientist. Dr. Price is also a director of LaSalle Bank Corporation, a member of the ABN AMRO Group.

W. James Prowse

Mr. Prowse, age 64, has served as one of our directors since December 1986. Mr. Prowse has been a private investor since he left the Company in 1999. He began his employment with us in 1984 and served as our Executive Vice President from February 1998 until March 1999. From January 1992 through January 1998, Mr. Prowse served as our Senior Vice President.

G. Scott Romney

Mr. Romney, age 66, has served as one of our directors since January 1996. Mr. Romney has been a partner at Honigman Miller Schwartz and Cohn LLP, a law firm, since 1977. The law firm serves as counsel to us.

The Board of Directors unanimously recommends a vote FOR these nominees.

(2) RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has acted as our independent registered public accounting firm since fiscal 1991, including the audit of our consolidated financial statements for fiscal 2007. Subject to the shareholders’ ratification, the Audit Committee has selected Deloitte to be our independent auditors for the fiscal year ending March 31, 2008. Before appointing Deloitte as our independent auditors to audit our books and accounts for the fiscal year ending March 31, 2008, the Audit Committee carefully considered the firm’s qualifications as our independent auditors. Deloitte is registered by the Public Company Accounting Oversight Board as a registered public accounting firm.

Representatives from Deloitte are expected to be present at the 2007 Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so. Their representatives will also be available to respond to appropriate questions.

As a matter of good corporate practice, we are asking our shareholders to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2008. The affirmative vote of a majority of the votes cast by the holders of shares of the Company’s common stock entitled to vote is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes counted toward this vote.

If the shareholders fail to ratify the appointment of Deloitte, the Audit Committee would reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines such a change would be in our shareholders’ best interests.

The Board of Directors unanimously recommends a vote FOR ratifying the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s fiscal 2008 consolidated financial statements.

Independent Auditor Fees

The following table sets forth the fees billed by Deloitte for services rendered to the Company for the last two fiscal years.

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees

Audit fees	$2,192,741	$2,195,848
Audit-related fees	0	0
Tax fees	1,030,447	1,224,510
All other fees	6,000	7,500

Total fees	$3,229,188	$3,427,858

Audit Fees

The aggregate audit fees billed by Deloitte were for professional services rendered for the audit of our annual financial statements and the reviews of the interim financial statements included in our Forms 10-Q. The amounts in the table include $651,000 and $652,000 for services relating to Deloitte’s audits of the effectiveness of internal controls over financial reporting and of management’s assessment of the effectiveness of internal controls over financial reporting for fiscal 2007 and 2006, respectively.

Audit-related Fees

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees

The aggregate fees billed by Deloitte for tax-related services were for professional services for international, federal, state and local tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed by Deloitte for services other than those covered under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were primarily for a subscription to their accounting research database.

Policy for Pre-Approval of Audit and Non-Audit Services

All audit services and all non-audit services our independent auditors are permitted to perform for us under applicable federal securities regulations must be approved by the Audit Committee pursuant to its pre-approval policy. As permitted by the applicable regulations, the Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditors and pre-approval of specified categories of engagements. The policy provides that the duty to pre-approve may be delegated to one or more designated members of the Audit Committee, with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

All engagements of the independent auditor to perform any audit services and non-audit services have been approved by the Committee in accordance with the policy. The policy has not been waived in any instance.

In its review of non-audit services and its appointment of Deloitte to serve as the Company’s independent registered public accounting firm for fiscal 2008, the Audit Committee considered whether the provision of such services is compatible with maintaining Deloitte’s independence. The Audit Committee reviewed and considered the nature of the non-audit services provided by Deloitte to Compuware management and determined the services were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the rules promulgated by the American Institute of Certified Public Accountants, and does not consider the provision of such services by Deloitte to be incompatible with the maintenance of Deloitte’s independence.

(3) PROPOSAL TO APPROVE 2007 LONG TERM INCENTIVE PLAN

On June 25, 2007, our Board of Directors adopted the 2007 Long Term Incentive Plan (the “LTIP”), subject to shareholder approval at the Annual Meeting. The purpose of the LTIP is to encourage employees and directors of the Company to own stock and to align their interests with those of our shareholders. We believe that the LTIP will enhance our ability to attract, motivate and retain qualified employees and directors and will encourage strong business results through the grant of performance-based awards. The LTIP also will provide the Company with greater flexibility to structure performance-based awards in a manner that may increase the tax deductibility for the Company. A copy of the LTIP is attached to this proxy statement. We suggest that you read the LTIP in its entirety for a more complete understanding of its terms.

As of the record date, the closing sale price of our common shares was $12.03. Approximately 7,125 employees and eight non-employee directors would be eligible to participate in the LTIP if it were currently in place.

No new shares will be reserved for the LTIP. Once the LTIP is approved by our shareholders, the Company’s existing stock option plans will terminate as to future grants. The securities that had been available for future grants under the terminated plans will be made available for future grants under the LTIP, up to 28 million shares.

Vote Required

We are seeking shareholder approval to meet the requirements for deductibility of executive compensation paid pursuant to the LTIP under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to qualify certain potential awards as incentive stock options under Code Section 422 and to comply with applicable NASDAQ rules. Section 162(m) of the Code limits the Company’s tax deduction for compensation expense for any one executive officer to $1 million per year, except that compensation under certain shareholder-approved incentive compensation plans is not subject to this limit. The LTIP is structured to permit awards under the LTIP to be made in conformity with the exception to Section 162(m) of the Code if the LTIP, including the material terms of the performance measures in the LTIP, receives shareholder approval. Section 422 of the Code requires shareholder approval in order for options under the LTIP to be treated as “incentive stock options” if so desired.

Approval of the LTIP requires the affirmative vote of a majority of the votes cast by the holders of common shares entitled to vote on the proposal. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal.

The Board of Directors unanimously recommends a vote FOR approval of the 2007 Long Term Incentive Plan.

Shares Subject to the LTIP

The Company has reserved an aggregate of 28,000,000 of our common shares to be awarded under the LTIP. The shares underlying awards granted under the LTIP that are later forfeited, cancelled, expire or otherwise terminate before such shares are issued will become available for future grants under the LTIP. To prevent dilution or enlargement of the rights of participants under the LTIP, appropriate adjustments will be made by the Compensation Committee if any change is made to our outstanding common shares by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common shares or its value.

As of June 25, 2007, the Company had a total of 28,541,994 shares reserved and available for future option grants under the Compuware Corporation Fiscal 1999 Stock Option Plan, the Compuware Corporation Stock Option Plan for Non-Employee Directors and the Compuware Corporation 2001 Broad Based Stock Option Plan. All of the Company’s stock option plans have been terminated by the Board of Directors as to future grants contingent on the shareholders approving the LTIP.

Participants

All employees and directors of the Company and its subsidiaries who are selected by the Compensation Committee in its sole discretion from time to time are eligible to participate in the LTIP. The Compensation Committee may condition the grant of an award to an individual under the LTIP by requiring that the individual become an employee or director; provided, however, that the award is deemed granted as of the date that the individual becomes an employee or director. Because all awards under the LTIP will be granted at the discretion of the Compensation Committee, it is not possible at this time to determine the awards that will be made to any particular employee or director under the LTIP in the future, except as discussed below under “New Plan Benefits.”

Administration

The LTIP will be administered by the Compensation Committee, or any other committee or sub-committee of the Board designated by the Board from time to time. The Compensation Committee has the power to select participants who will receive awards, to make awards under the LTIP and to determine the terms and conditions of awards (subject to the terms and conditions of the LTIP). The Compensation Committee also has broad power to, among other things, interpret the terms of the LTIP and establish rules and regulations for the administration of the LTIP. In the case of awards designated as awards under Section 162(m) of the Code, the Committee’s power to take certain actions will be limited by Section 162(m). To the extent permitted by applicable law, the Committee may delegate its authority under the LTIP to the Company’s Chief Executive Officer with respect to awards to be made to, or held by, persons who are not executive officers or directors of the Company.

The Compensation Committee and the Board are not permitted to cancel outstanding options or stock appreciation rights and grant new awards with a lower exercise price as substitutes under the LTIP or amend outstanding options or stock appreciation rights to reduce the exercise price below the fair market value of the common shares on the original grant date without shareholder approval.

Types of Plan Awards and Limits

The Compensation Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based cash or stock awards and annual cash incentive awards under the LTIP. The terms of each award will be set forth in a written agreement with the recipient. Subject to the adjustment provisions described above, the LTIP limits grants to any one employee participant in any one fiscal year to 500,000 options or stock appreciation rights, 200,000 restricted shares or restricted stock units and 200,000 performance awards. The LTIP further limits the dollar value payable to any one employee participant in any one fiscal year on restricted stock units, performance awards or annual incentive awards valued in cash to the lesser of $10 million or five times the participant’s base salary as of the beginning of the fiscal year. These limitations are intended to comply with requirements of Section 162(m) of the Code.

Stock Options

Options granted under the LTIP may be incentive stock options or nonqualified stock options. No option may be exercised after the tenth anniversary of the date the option was granted. The exercise price of any option granted under the LTIP must not be less than the fair market value of our common shares on the grant date. Payment upon exercise may be made (1) by cash or check, (2) by delivery of our common shares that have a fair market value equal to the exercise price, (3) pursuant to a broker-assisted cashless exercise, (4) by delivery of other consideration approved by the Compensation Committee with a fair market value equal to the exercise price, or (5) by other means determined by the Compensation Committee. A payment method involving delivery or withholding of common shares may not be used if it would violate applicable law or would result in adverse accounting consequences for the Company. An option award will not be permitted to include rights to dividend equivalents or reload option grants.

Options constituting incentive stock options may be granted only to employees of the Company. The aggregate market value, determined on the grant date, of stock with respect to which incentive stock options may first become exercisable for a holder during a calendar year may not exceed $100,000. In addition, in the event that the recipient is a more than 10 percent shareholder of the Company, the exercise price of incentive stock options may not be less than 110 percent of the fair market value of the common shares on the grant date, and the options may not be exercised more than five years after the grant date. Incentive stock options may be granted for up to the total number of common shares available for grants under the LTIP (initially 28,000,000 common shares).

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights pursuant to such terms and conditions as the Compensation Committee determines. No stock appreciation right may be granted with a term of more than ten years from the grant date. The exercise price may not be less than the fair market value of the common shares on the grant date. Upon exercise of a stock appreciation right, the participant will have the right to receive the excess of the aggregate fair market value of the shares on the exercise date over the aggregate exercise price for the portion of the right being exercised. Payments may be made to the holder in cash or common shares as specified in the grant agreement. Dividend equivalents may not be paid on stock appreciation right awards.

Restricted Stock and Restricted Stock Units

The Compensation Committee may grant shares of restricted stock and restricted stock units pursuant to such terms and conditions as the Compensation Committee determines. The restricted stock and restricted stock units will be subject to restrictions on transferability and alienation and other restrictions as the Compensation Committee may impose. The Compensation Committee may require payment of consideration for restricted stock granted under the LTIP, which may be payable in cash, stock or other property. Subject to applicable restrictions on transfer, recipients of restricted shares that are issued and outstanding have the same rights as other shareholders, including all voting and dividend rights, prior to vesting. Recipients of restricted stock units may receive dividend equivalent rights at the Compensation Committee’s discretion. Restricted stock units are payable in common shares or cash as of the vesting date. Any restricted stock unit, whether settled in common stock or cash, will be paid no later than two and a half months after the later of the end of the fiscal or calendar year in which the restricted stock unit vests.

Performance Awards

The Compensation Committee may grant performance awards on terms and conditions that the Compensation Committee determines. Performance awards consist of the right to receive cash or common shares. The written agreement for each grant will specify the performance goal or goals, the period over which the goals are to be attained, the payment schedule if the goals are attained and other terms as the Compensation Committee determines. In the case of performance shares, the participant will have the right to receive legended stock certificates (or equivalent book entry shares) subject to restrictions on transferability. A participant will be entitled to vote shares that are issued and outstanding prior to satisfaction of the performance goals, and any dividends received will be reinvested in additional performance shares subject to the related performance goal(s). In the case of performance units, the participant will receive an agreement that specifies the performance goal or goals that must be satisfied prior to the Company issuing payment, which may be cash or common shares. Performance awards will be paid no later than two and a half months after the later of the end of the fiscal or calendar year in which the performance award is no longer subject to a substantial risk of forfeiture.

Annual Incentive Awards

The Compensation Committee may grant annual incentive awards on terms and conditions that the Compensation Committee determines. The determination for granting annual incentive awards may be based on the attainment of performance levels of the Company as established by the Compensation Committee. Annual incentive awards will be paid in cash and will equal a percentage of the participant’s base salary for the fiscal year, a fixed dollar amount or some other formula determined by the Compensation Committee. Payments will be made within two and a half months after the end of the fiscal or calendar year in which the award is no longer subject to a substantial risk of forfeiture, but only after the Compensation Committee determines that the performance goals were attained.

Code Section 162(m) Performance Measure Awards

The Compensation Committee may designate that any award in the form of restricted stock, restricted stock units, performance shares, performance units or annual incentive awards be granted pursuant to Section 162(m) of the Code. As a result, such grants will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation under Section 162(m). The performance criteria will be one or more of the following objective performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary or division, either individually, alternatively, or in any combination, and measured over a designated performance period, in each case as specified by the Compensation Committee in the award and calculated excluding the effect of certain items specified in the LTIP:

•	earnings (as measured by net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

•	sales/net sales, growth in sales/net sales, revenues/net revenues or growth in revenues/net revenues;

•	return on net sales or revenues (as measured by net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, operating cash flow or cash earnings as a percentage of net sales);

•	gross profit margins;

•	cash flow, operating cash flow, free cash flow or discounted cash flow;

•	working capital;

•	market capitalization or total stock market capitalization;

•	return on investment (in cash or otherwise);

•	return on equity, assets, net assets, capital or cost of capital;

•	shareholder value;

•	total shareholder return;

•	economic value added;

•	stock trading multiples (as measured against investment, net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, cash earnings or operating cash flow); and

•	stock price.

Termination of Employment or Services

Options and Stock Appreciation Rights

Unless otherwise provided in the related grant agreement, if a participant’s employment or services are terminated for any reason other than death prior to the date that an option or stock appreciation right becomes vested, the right to exercise the option or stock appreciation right terminates, and all rights cease unless otherwise provided in the grant agreement. If a participant’s employment or services are terminated due to the participant’s death, the option or stock appreciation right immediately becomes fully vested, unless otherwise provided in the grant agreement. If an option or stock appreciation right becomes vested prior to termination of employment or services for any reason other than death or disability, then the participant has the right to exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of three months after termination or the expiration of the option or stock appreciation right, unless otherwise provided in the related grant agreement. If termination is due to the participant’s death or disability, then the participant or his or her estate may exercise the option or stock appreciation right to the extent it was exercisable upon termination until its expiration date, subject to any limitations in the grant agreement. The Compensation Committee may, in its discretion, accelerate the participant’s right to exercise an option or extend the option term, subject to any other limitations.

Restricted Stock and Restricted Stock Units

If a participant’s employment or services are terminated for any reason other than death, the restricted shares or restricted stock units are generally forfeited to the Company (subject to a refund by the Company of any purchase price paid by the participant). If termination is due to the participant’s death, the remaining restricted period will immediately lapse. The Compensation Committee, however, may provide, in its sole discretion, in the participant’s agreement or otherwise that restricted stock or restricted stock units will continue after termination of employment or services. The Compensation Committee may also waive any restrictions in its sole discretion except for restrictions on a Code Section 162(m) award. The Compensation Committee may, for Code Section 162(m) awards, deem restrictions and performance goals satisfied if a participant’s employment or services terminate due to death or disability.

Performance Awards

Performance awards expire and are forfeited upon termination of a participant’s employment or services for any reason. The Compensation Committee, however, in its sole discretion, may provide in the grant agreement or otherwise for a continuation or acceleration of the award after termination or waive any conditions or restrictions for such awards. The Compensation Committee may not waive any restrictions or conditions on Code Section 162(m) awards, but it may deem restrictions and conditions satisfied in the event a participant’s employment or services terminate due to death or disability.

Annual Incentive Awards

If a participant’s employment or services are terminated due to disability or death prior to the end of the Company’s fiscal year, the participant, or his or her estate, is entitled to a pro-rata payment of the annual incentive award, which will be paid (if the applicable performance goal(s) are otherwise satisfied for the fiscal year) at the same time as annual incentive awards are paid to other employees. Unless otherwise determined by the Compensation Committee, if a participant’s employment or services are terminated for any reason other than death or disability, he or she forfeits the right to the annual incentive award for that fiscal year.

Limitations on Transfer of Awards

No award under the LTIP may be transferable other than by will or the laws of descent and distribution. Stock options and stock appreciation rights may only be exercised by the participant during his or her lifetime. However, a participant may assign or transfer an award, other than an incentive stock option, with the consent of the Compensation Committee. All common shares subject to an award will contain a legend restricting the transferability of the shares pursuant to the terms of the LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied.

Termination and Amendment

No new awards may be granted under the LTIP on or after June 24, 2017. The Board may terminate the LTIP or the granting of any awards under the LTIP at any time. In addition, the Board may amend the LTIP and the Compensation Committee may amend the terms of outstanding awards, but shareholder approval will be required for any amendment that materially increases benefits under the LTIP, increases the common shares available under the LTIP (except under the adjustment provisions of the LTIP), changes the eligibility provisions or modifies the LTIP in a manner requiring shareholder approval under any applicable stock exchange rule. An amendment to the LTIP will not, without the consent of the participant, adversely affect the participant’s outstanding awards except to qualify the awards for exemption under Section 409A of the Code, bring the LTIP into compliance with Section 409A of the Code, or as provided in the grant agreement.

Change in Control of the Company

Awards under the LTIP are generally subject to special provisions upon the occurrence of a change in control transaction of the kind described in the LTIP. Under the LTIP, the Compensation Committee may provide in a grant agreement or otherwise that upon a change in control transaction (i) all outstanding options or stock appreciation rights immediately become fully vested and exercisable; (ii) any restriction period on any common shares immediately lapse and the shares become freely transferable; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award immediately lapse and the awards become immediately payable; (iv) all performance measures are deemed to have been satisfied for any outstanding annual incentive award, which immediately become payable; or (v) awards may be treated in any other way as determined by the Compensation Committee. The Compensation Committee may also determine that upon a change in control, any outstanding option or stock appreciation right be cancelled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price.

United States Federal Income Tax Consequences

The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the LTIP and the subsequent sale of common shares that will be acquired under the LTIP. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options.  There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options.  There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code. Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax.

Stock Appreciation Rights.  The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common shares received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code.

Restricted Stock Awards.  Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common shares as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted Stock Unit Awards, Performance Share Awards, and Performance Share Unit Awards.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award, performance share award or performance share unit award is granted. When a participant receives payment under a restricted stock unit award, performance share award or performance share unit award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and the Company will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.

Impact of Recent Tax Law Changes.  Recently adopted, Section 409A of the Code has implications that affect traditional deferred compensation plans, as well as certain equity-based awards, such as stock options, restricted stock units, and stock appreciation rights. Section 409A requires compliance with specific rules regarding the timing of exercise or settlement of equity-based awards. Individuals who hold awards are subject to the following penalties if the terms of such awards are not exempted from or do not comply with the requirements of Section 409A: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting), (ii) the participant is required to pay interest at the tax underpayment rate plus one percentage point commencing on the date an award subject to Section 409A is no longer subject to a substantial risk of forfeiture, and (iii) the participant incurs a 20 percent penalty tax on the amount required to be included in income. As set forth above, the LTIP and the awards granted thereunder are intended to conform to the requirements of Section 409A.

New Plan Benefits

On June 29, 2007, the Compensation Committee approved Annual Incentive Awards for fiscal 2008 under the LTIP, contingent on approval of the LTIP by shareholders, as shown in the following table. In addition, it is anticipated that option awards will be made under the LTIP following the August 2007 Compensation Committee meeting, assuming the LTIP is approved by shareholders at the Annual Meeting. The following table reflects both the potential cash awards and the anticipated option grants.

NEW PLAN BENEFITS

2007 Long Term Incentive Plan

	Dollar Value
Name and Principal Position	($)(1)	Number of Shares(2)

Peter Karmanos, Jr.	3,150,000	210,000
Chairman of the Board and Chief Executive Officer
Laura L. Fournier	1,350,000	90,000
Chief Financial Officer
Henry A. Jallos	1,800,000	120,000
President and Chief Operating Officer, Products Division
Robert C. Paul	1,275,000	85,000
President and Chief Operating Officer, Covisint
Thomas M. Costello, Jr.	1,275,000	85,000
Senior Vice President, Human Resources; Secretary and General Counsel
Executive Group	9,600,000	640,000
Non-executive Director Group	0	0
Non-executive Officer Employee Group	12,701,889	842,383

(1)	Amounts shown are payable if all performance targets are achieved at the 100 percent level, and include the bonus that would be paid in early fiscal 2009 and the related cash bonus that would be paid in early fiscal 2011 if the individual remains employed by the Company through the end of fiscal 2010.

(2)	The amounts reflected in the table assume that the anticipated option awards would be made in accordance with the formula described in “Compensation Discussion and Analysis.” If the LTIP is not approved, the option awards would likely be made under one of the Company’s existing option plans.

Equity Compensation Plan Information

As noted above, we have several stock option plans under which we grant stock options to employees and directors, as well as an Employee Stock Ownership Plan, an Employee Stock Purchase Plan, and a Replacement Stock Option Award Program. All of these plans, other than the Employee Stock Ownership Plan and the Employee Stock Purchase Plan, are being terminated as to future grants if the LTIP is approved by shareholders. The following table sets forth certain information with respect to our equity compensation plans at March 31, 2007 and June 25, 2007 (shares in thousands):

	As of March 31, 2007			As of June 25, 2007
			(c)			(c)
	(a)		Number of	(a)		Number of
	Number of		Securities	Number of		Securities
	Securities to	(b)	Remaining	Securities to	(b)	Remaining
	be Issued	Weighted-	Available for	be Issued	Weighted-	Available for
	Upon	Average	Future Issuance	Upon	Average	Future Issuance
	Exercise	Exercise	Under	Exercise	Exercise	Under
	of	Price of	Equity	of	Price of	Equity
	Outstanding	Outstanding	Compensation	Outstanding	Outstanding	Compensation
Plan Category	Options	Options	Plans	Options	Options	Plans

Equity compensation plans approved by security holders	20,654	$16.22	8,750	18,712	$16.90	3,250
Equity compensation plans not approved by security holders(1)	23,056	8.65	25,351	18,829	8.66	25,318

Total(2)	43,710	$12.23	34,101	37,541	$12.76	28,568

(1)	In March 2001, the Company adopted the 2001 Broad Based Stock Option Plan. The plan was approved by the Board of Directors, but was not submitted to the shareholders for approval, as shareholder approval was not required at the time. The plan provides for grants of options to purchase up to 50 million shares of the Company’s common stock to employees or directors of the Company chosen by the Compensation Committee. Under the terms of the plan, the Compensation Committee may grant nonqualified stock options on such terms as it determines in its discretion, subject to specific requirements in the plan. Option shares granted to date under the Broad Based Stock Option Plan either vest every six months over a four-year period, 100 percent on July 2, 2001 or 50 percent of the option shares become exercisable on the third anniversary of the date of grant, and 25 percent of the option shares vest on each of the fourth and fifth anniversaries of the date of grant. All options granted to date under the plan have an exercise price equal to the fair market value on the date of grant and expire ten years from the date of grant.

(2)	As of March 31, 2007, there were 43,710,487 options outstanding with a weighted average exercise price of $12.23 and a weighted average remaining contractual term of 3.92 years. As of June 25, 2007, there were 37,541,021 options outstanding with a weighted average exercise price of $12.76 and a weighted average remaining contractual term of 3.70 years.

On June 23, 2007, the Compuware Corporation Fiscal 1998 Stock Option Plan expired in accordance with its terms, rendering 5,621,603 common shares previously available for future issuance under this plan no longer available.

SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS

The following table shows, as of the close of trading on July 2, 2007, the beneficial ownership of our common shares by all directors and executive officers as a group who were serving as such on that date, by each current director and nominee, by each executive officer named in the Summary Compensation Table and by all persons known to us to beneficially own more than five percent of our outstanding common shares. The number of shares beneficially owned is determined according to SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares that the individual has sole or shared right to vote or dispose of and also any shares that the individual has the right to acquire on July 2, 2007 or within 60 days thereafter through the exercise of any stock option or other right. Except as otherwise noted, each beneficial owner identified in the table below has sole voting and dispositive power for the shares shown in the table.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class

Dennis W. Archer	27,200		*
Gurminder S. Bedi	31,085		*
Thomas M. Costello, Jr.	565,537		*
Laura L. Fournier	789,692		*
William O. Grabe	333,496		*
William R. Halling	223,002		*
Henry A. Jallos	2,914,158		1.0%
Peter Karmanos, Jr.	19,964,514	(2)	6.4%
Faye Alexander Nelson	12,730		*
Robert C. Paul	150,509		*
Glenda D. Price	15,476		*
W. James Prowse	1,333,780	(3)	*
G. Scott Romney	171,483	(4)	*
All executive officers and directors as a group (14 persons)	26,764,224	(5)	8.5%
Massachusetts Financial Services	27,048,302	(6)	8.9%
Dodge & Cox	48,186,375	(7)	15.8%

*	Less than one percent

(1)	The column includes shares held for officers and directors through our Employee Stock Ownership Plan and 401(k) Salary Reduction Arrangement and shares that the individual has the right to acquire on July 2, 2007 or within 60 days thereafter pursuant to stock options, as set forth below.

Name	ESOP Shares	Option Shares

Dennis W. Archer	0	27,000
Gurminder S. Bedi	0	5,000
Thomas M. Costello, Jr.	1,462	528,283
Laura L. Fournier	20,439	691,112
William O. Grabe	0	156,250
William R. Halling	0	173,500
Henry A. Jallos	34,711	2,843,920
Peter Karmanos, Jr.	379,276	6,275,983
Faye Alexander Nelson	0	5,000
Robert C. Paul	69	145,000
Glenda D. Price	0	2,500
W. James Prowse	0	634,004
G. Scott Romney	0	132,696
All executive officers and directors as a group	437,634	11,801,060

(2)	Includes (a) 2,810,077 shares owned by Mr. Karmanos’ trusts, as to which Mr. Karmanos has shared dispositive power for 47,272 of the 2,810,077 shares; (b) 5,808,978 shares held by Mr. Karmanos’ partnerships, as to which Mr. Karmanos has shared voting and dispositive power; and (c) 4,690,200 shares held by Mr. Karmanos’ stock LLC, with respect to which shares Mr. Karmanos has no dispositive power and are pledged subject to forward purchase contracts maturing at various times between August 2007 and September 2008. Does not include 204,762 shares owned by Mr. Karmanos’ wife, with respect to which shares Mr. Karmanos has no voting or dispositive power and disclaims beneficial ownership. Mr. Karmanos’ address is Compuware Corporation, One Campus Martius, Detroit, Michigan 48226-5099.

(3)	Includes (a) 199,776 shares owned by Mr. Prowse’s trust which are pledged as collateral for a demand note with Bessemer Trust Company and (b) 500,000 shares, with respect to which shares Mr. Prowse has no dispositive power and are pledged subject to a forward purchase contract maturing in February 2008.

(4)	Includes 3,000 shares owned by Mr. Romney’s wife, with respect to which shares Mr. Romney has no voting or dispositive power.

(5)	See notes (2), (3) and (4) for information on shares with respect to which persons included in the group do not currently have sole voting and dispositive power.

(6)	Based solely on a Schedule 13G filed by Massachusetts Financial Services Company (“MFS”) with the SEC on February 8, 2007 disclosing ownership as of December 31, 2006. MFS’ address is 500 Boylston Street, Boston, Massachusetts 02116. According to the Schedule 13G, MFS has sole voting power with respect to 17,645,570 shares and sole dispositive power with respect to 27,048,302 shares.

(7)	Based solely on a Schedule 13G/A, filed by Dodge & Cox with the SEC on February 13, 2007 disclosing ownership as of December 31, 2006. Dodge & Cox’s address is 555 California Street, 40th Floor, San Francisco, California 94104. According to the Schedule 13G, Dodge & Cox has sole voting power with respect to 43,570,775 shares, shared voting power with respect to 742,600 shares and sole dispositive power with respect to 48,186,375 shares.

CORPORATE GOVERNANCE

We are committed to sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace and ensuring that we are managed for the long-term benefit of our shareholders. Our business affairs are conducted under the direction of our Board of Directors. Our Board strives to promote the success and continuity of our business through the selection of a qualified management team. It is also responsible to make certain that our activities are conducted responsibly and ethically.

The Board’s committee charters provide the framework under which the committees are governed. The Board has adopted charters for each of its standing committees, including the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. The Board has also adopted a Code of Conduct that applies to all of our employees, including our chief executive officer and chief financial officer/chief accounting officer, and a similar Code of Conduct for non-employee directors. The Codes of Conduct address those areas in which we must act in accordance with law or regulation, and also establish the responsibilities, policies and guiding principles that will assist us in our commitment to adhere to the highest ethical standards and to conduct our business with the highest level of integrity. Our Codes of Conduct and Board committee charters are posted in the Corporate Governance section of the “Investor Relations” page at www.compuware.com, and will be provided free of charge to any shareholder upon written request to our Secretary at Compuware corporate headquarters. To the extent any amendment is made with respect to the Codes of Conduct that requires disclosure under applicable SEC rules, information regarding such amendment will be posted on the Company’s website.

Board of Directors

Director Independence

Our Board has determined that Dennis W. Archer, Gurminder S. Bedi, William O. Grabe, William R. Halling, Dr. Glenda D. Price, W. James Prowse and G. Scott Romney meet the independence requirements of NASDAQ. The

Company has made charitable contributions in amounts the Company deems immaterial to organizations with which certain of our directors have affiliations. The Company also engages occasionally in immaterial transactions in the ordinary course of business for the sale of the Company’s products and services to entities affiliated with the directors on the same terms that the Company offers generally to other customers. In addition, the Company employs the adult son of Mr. Romney in a position that is consistent with the normal course of conducting business and at a salary that is competitive and commensurate with his responsibilities. The Board determined that none of these transactions or relationships would interfere with the exercise of independent judgment by these directors in carrying out their responsibilities.

Meetings; Presiding Director

Our Board of Directors held four regularly scheduled and two special meetings in fiscal 2007. Although not required, the Board strongly encourages all directors to attend our Annual Meeting of Shareholders. Eight of our directors attended last year’s Annual Meeting of Shareholders. The independent directors have selected Mr. Prowse to preside over executive sessions of the Board (without the CEO or other employees present). The independent directors met in executive session five times in fiscal 2007.

Communications With the Board

Shareholders may communicate with the Board of Directors or any individual director by sending a letter to Compuware Corporation, One Campus Martius, Detroit, Michigan 48226-5099, Attn: Secretary (or any individual director). The Secretary will receive the correspondence and forward it to the presiding director or to any individual director or directors to whom the communication is addressed. The Secretary is authorized to review, sort and summarize all communications received prior to their presentation to the presiding director or to whichever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, the Secretary is authorized to direct such communication to the appropriate department. For example, shareholder requests for materials or information will be directed to investor relations personnel.

Board Committees and Their Functions

Standing committees of the Board include an Audit Committee, a Compensation Committee, a Nominating/Governance Committee, a Strategic Planning Committee, a Diversity/Community/Shareholder Relations Committee and an Executive Committee.

Board Committee Configuration

The table below illustrates board committee membership, meeting frequency and attendance for fiscal 2007.

	Board and				Diversity/
	Committee				Community/
	Meeting			Strategic	Shareholder	Nominating/
Name	Attendance	Audit	Compensation	Planning	Relations	Governance	Executive

Peter Karmanos, Jr.	100%						✓
Dennis W. Archer	100%			✓	Chair		✓
Gurminder S. Bedi	100%		✓	✓		✓	✓
William O. Grabe	100%		Chair			✓
William R. Halling	100%	Chair				✓
Faye Alexander Nelson	100%		✓		✓
Glenda D. Price, PhD	93%	✓			✓
W. James Prowse	100%	✓				Chair	✓
G. Scott Romney	100%			Chair	✓
Number of Committee Meetings held in 2007		5	6	5	4	4	0

Audit Committee

In fiscal 2007, the Audit Committee consisted of Mr. Halling, Dr. Price and Mr. Prowse. The Board determined that all the members of our Audit Committee are independent as required by the rules of the SEC and the listing standards of NASDAQ. In addition, the Board of Directors has determined that all members of the Audit Committee are financially literate, and that Mr. Halling qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The Audit Committee’s principal responsibilities include: (a) selection of our independent registered public accounting firm; (b) overseeing our accounting and financial reporting processes and the audits of our financial statements; and (c) assisting the Board in overseeing: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of our internal audit function and independent auditor, and (v) our system of disclosure controls and procedures as well as our system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee also provides an avenue for communication between internal auditors, the independent registered public accountants and the Board. See the “Report of the Audit Committee” below.

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Our management is responsible for the preparation, presentation and integrity of our financial statements. Management selects the accounting and financial reporting principles used to prepare the financial statements. Management also designs the internal controls and procedures to assure compliance with accounting and reporting standards and applicable laws and regulations. The independent registered public accountants are responsible for auditing our financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, examining the Company’s system of internal controls and expressing an opinion on those controls. The Committee’s responsibility is generally to monitor and oversee these processes.

In performance of its oversight function, our Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2007 with our management and our independent registered public accountants;

•	discussed with our independent registered public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as it has been modified or supplemented;

•	received the written disclosures and the letter from our independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it has been modified or supplemented; and

•	discussed with our independent registered public accountants their independence.

Based on the review and discussions described above in this section, our Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended March 31, 2007 be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the SEC.

By the Audit Committee,
William R. Halling
Glenda D. Price
W. James Prowse

Compensation Committee

From March 2006 through July 2006, the Compensation Committee consisted of Ms. Nelson and Messrs. Grabe and Weicker. From August 2006 through June 2007, the Compensation Committee consisted of Ms. Nelson and Messrs. Grabe and Bedi. The Compensation Committee currently consists of Messrs. Grabe and Bedi. The Board determined that the current members of our Compensation Committee are independent as required by the rules of the listing standards of NASDAQ. See “Other Matters — Related-Party Transactions — Compensation Committee Interlocks and Insider Participation.” The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The Compensation Committee’s principal responsibilities include determining and recommending to the full Board for its approval compensation programs that are effective in attracting and retaining key executives, link pay to performance and are administered fairly and in the shareholders’ interests. This includes making recommendations regarding executive compensation policy, administering Board- and shareholder-approved plans, approving benefit programs and making decisions for the Board with respect to the compensation of officers, directors and key executives. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding director compensation. See section titled “Compensation Discussion and Analysis” for a further discussion of the Committee’s activities and responsibilities.

Nominating/Governance Committee

From March 2006 through July 2006, the Nominating/Governance Committee consisted of Messrs. Bedi, Grabe, Halling, Prowse and Weicker. Since August 2006, the Nominating/Governance Committee consisted of Messrs. Bedi, Grabe, Halling and Prowse. The Board determined that all the members of our Nominating/Governance Committee are independent as required by the listing standards of NASDAQ. The Nominating/Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The Committee makes recommendations to the Board of Directors on nominees to the Board, including nominees submitted by shareholders. The Committee is also responsible for determining that adequate information is available to the Board to determine whether the Company’s business is managed with propriety and in the best interest of shareholders, and for implementing a board structure that is adequate to process and respond to this information. The members of the Nominating/Governance Committee are also designated as the Qualified Legal Compliance Committee prescribed by the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the SEC in the Representation of an Issuer.

Consideration of Director Nominees.  In evaluating and determining whether to recommend a person as a candidate for election as a director, the Board considers qualifications, such as relevant management and/or industry experience; high personal and professional ethics, integrity and values; ability to vigorously support the Company’s diversity initiatives; a commitment to representing the long-term interests of our shareholders as a whole; independence pursuant to the rules of the SEC and the listing standards of NASDAQ; and an ability and willingness to devote the required amount of time to carry out the duties and responsibilities of directors.

Identifying Director Nominees.  The Board may employ a variety of methods for identifying and evaluating director nominees. The Board regularly assesses the size of the Board, the need for particular expertise on the Board and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board would consider various potential candidates for director that may come to the Board’s attention through current Board members, professional search firms, shareholders or other persons. These candidates would be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

Consideration of Candidates Recommended by Shareholders.

The Committee will consider candidates recommended by the shareholders, when nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees.” The deadlines and procedures for shareholder submissions of director-nominees are described below under “Shareholder Proposals and Director Nominations for 2008 Annual Meeting of Shareholders.” In addition, as to each person whom a shareholder proposes to nominate for election as a director, the shareholder must submit to the Company all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director of the Company if elected), as well as specified information about the shareholder making the submission. Following verification of the shareholder status of persons recommending candidates, the Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm in connection with the nomination of a director candidate provides any materials, such materials would be forwarded to the Board as part of its review. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Board, the Board would treat a potential candidate nominated by a shareholder in the same fashion as any other potential candidate during the review process.

Strategic Planning Committee

In fiscal 2007, the Strategic Planning Committee consisted of Messrs. Archer, Bedi and Romney. The Strategic Planning Committee, in cooperation with the Company’s management, identifies business issues facing the Company and recommends potential strategies to address those issues.

Diversity/Community/Shareholder Relations Committee

During fiscal 2007, the Diversity/Community/Shareholder Relations Committee consisted of Mr. Archer, Ms. Nelson, Dr. Price and Mr. Romney. The Diversity/Community/Shareholder Relations Committee makes recommendations to assist the Company in achieving its initiatives regarding diversity, community and shareholder relations. The major objectives of the diversity initiatives are to: (a) create an inclusive environment that recognizes, understands, utilizes and values the contributions of all employees; (b) advance efforts that will attract, develop and retain a diverse slate of employees and candidates; (c) enhance affirmative opportunities to attract diverse vendors; (d) build relationships with organizations that are diverse; and (e) develop strategies to assist with the diversity initiatives.

The shareholder relations objectives of the Committee are to oversee the Company’s shareholder relations policies and programs so that the Company’s communications with shareholders are timely, relevant, accurate and, pursuant to the advice of legal counsel, meet all legal obligations to investors. The Committee provides strategic oversight for shareholder communications and related processes so that investors and potential investors have access to relevant information about the Company’s vision, mission and operating results.

Executive Committee

During fiscal 2007, the Executive Committee consisted of Messrs. Archer, Bedi, Karmanos and Prowse. The Executive Committee undertakes certain tasks as may be directed by the Board from time to time, pursuant to a written charter adopted by the Board during fiscal 2007.

Compensation of Directors

Cash Compensation

For fiscal 2007, each of the non-employee directors received an annual retainer of $40,000. In addition, each non-employee director who is serving as the chairperson of a Board committee other than the Audit Committee receives an additional annual retainer of $5,000. The annual retainer for the chair of the Audit Committee was $10,000. Non-employee directors receive $2,500 for attending each Board meeting and $1,500 for attending each committee meeting. We also reimburse non-employee directors for out-of-pocket expenses they incur for education and for attending Board and committee meetings.

Directors may defer the receipt of all or a portion of their cash compensation if the director has made a written election to do so prior to the end of the previous calendar year. To facilitate these deferrals, the Board has adopted the 2005 Non-Employee Directors Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows directors to defer all or a portion of their cash compensation in the form of cash or deferred compensation units (“Units”), with each Unit representing one share of common stock. The number of Units allocated to a director’s Deferred Compensation Plan account is calculated by dividing the amount of fees the director elects to defer into Units by the fair market value of a share of Company common stock on the date the fees otherwise would have been paid. The value of Units in a director’s Plan account (each Unit having a value equal to the fair market value of one share of the Company’s common stock at the time of distribution), plus interest accrued on the cash in the account at the U.S. federal funds rate, will be distributed to the director in a lump sum or according to a schedule, as elected by the director, beginning on the earliest of the director’s death, the director’s disability, a change in control of the Company, the director’s separation from service or a specified date elected by the director. Participating directors are also permitted to make withdrawals in the event of an “unforeseeable emergency” that qualifies as a permissible distribution event for purposes of Section 409A of the Internal Revenue Code.

Phantom Stock Awards

The director compensation arrangement also includes awards under the 2002 Directors Phantom Stock Plan (the “Phantom Plan”). Under the Phantom Plan in each quarter of fiscal 2007, the non-employee directors received phantom stock unit grants valued at $35,000 each. The number of phantom stock units allocated to a director’s Phantom Plan account is calculated by dividing the value of the award by the fair market value of a share of Company common stock on the date the award is granted. A phantom stock unit gives the non-employee director the right to receive the value of a share of the Company’s common stock in cash upon vesting, which occurs on the date the non-employee director ceases to be a member of the Board, unless removed from the Board for cause.

Equity Ownership

Beginning in fiscal 2006, the Board also determined that it would be in the best interest of the Company’s shareholders for the non-employee directors to have a substantial investment in our common stock. As a result, the Board is requiring all non-employee directors to hold or purchase a minimum value of our common stock as follows: $40,000 as of fiscal 2006; $80,000 as of 2007; $120,000 as of 2008; $160,000 as of 2009; and $200,000 as of 2010. Non-employee directors would be expected to hold such shares during the remainder of their term of office. In May 2006, the Board determined that because Units acquired under the Deferred Compensation Plan subject directors to the same potential gains and losses as ownership of Company common stock, the fees a director defers into Units would be taken into account in determining whether the director satisfies the above minimum ownership requirements. The Board also determined that the date for determining compliance with the policy would be the last day of the trading window under the Company’s insider trading policy that precedes the end of the first fiscal quarter of the subsequent fiscal year (for fiscal 2007, this measurement date is June 15, 2007). As of the measurement date, all of the directors exceeded the $80,000 minimum ownership requirement for fiscal 2007.

Director Compensation Table

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)

Dennis W. Archer	73,500	240,461	7,709	321,670
Gurminder S. Bedi	73,000	236,343	7,709	317,052
William O. Grabe	75,000	240,461	7,709	323,170
William R. Halling	78,500	240,461	7,709	326,670
Faye Alexander Nelson	70,000	236,343	7,709	314,052
Glenda D. Price	66,000	236,343	7,709	310,052
W. James Prowse	73,500	240,461	7,709	321,670
G. Scott Romney	73,500	240,461	7,709	321,670
Lowell P. Weicker(4)	48,000	48,262	7,709	103,971

(1)	Includes amounts converted to Deferred Compensation Units and represents the dollar value based on the fair market value of the Company’s stock on the date of deferral. The table below shows the number of Deferred Compensation Units at the beginning of the fiscal year and the number of units issued during the fiscal year by each Director who has deferred compensation under this arrangement.

	Deferred Comp Unit	Deferred Comp Units	Deferred Comp Unit	Deferred Comp Unit
	Balance as of 3/31/2006	Issued in Fiscal 2007	Value at Issuance	Value at 03/31/2007
Name	(#)	(#)	($)	($)

Dennis W. Archer	0	5,063	40,000	48,051
William O. Grabe	0	611	5,500	5,801

(2)	Stock Awards include quarterly Phantom Stock Units and represent the dollar value of the expense incurred during fiscal 2007 for the awards granted in fiscal 2007 plus the change in fair market value during fiscal 2007 of awards granted in previous fiscal years, in accordance with the Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). The table below shows the number of Phantom Stock Units held by each Director at the end of fiscal 2006 and the end of fiscal 2007.

	Phantom Stock	Phantom Stock	Grant Date Fair	Phantom Stock	Phantom Stock
	Unit Balance as of	Units Awarded in	Value of Units	Units Distributed	Unit Balance as of
	3/31/06	FY07	Awarded in FY07	in FY07	3/31/07
Name	(#)	(#)	($)	(#)	(#)

Dennis W. Archer	40,245	18,298	140,000		58,543
Gurminder S. Bedi	37,764	18,298	140,000		56,062
William O. Grabe	40,245	18,298	140,000		58,543
William R. Halling	40,245	18,298	140,000		58,543
Faye Alexander Nelson	37,764	18,298	140,000		56,062
Glenda D. Price	37,764	18,298	140,000		56,062
W. James Prowse	40,245	18,298	140,000		58,543
G. Scott Romney	40,245	18,298	140,000		58,543
Lowell P. Weicker	40,245	9,670	70,000	49,915	0

(3)	This column reflects the amount expensed by the Company in fiscal 2007 under FAS 123R, all of which relates to options granted in prior years. There were no options granted to non-employee directors during fiscal 2007. The amount expensed is based on the same assumptions set forth in the Note 15 to our audited consolidated financial statements for the fiscal year ended March 31, 2007 included in our Annual Report on Form 10-K. The directors have no assurance that they will realize the amounts reflected in this table. Actual gains, if any, on stock option exercises will depend on overall market conditions and the future performance of the Company and its common stock. The table below shows the number of shares underlying the options held by each director at March 31, 2007.

Aggregate Number of
Stock Options
Outstanding at 3/31/07
Name	(#)

Dennis W. Archer	32,000
Gurminder S. Bedi	10,000
William O. Grabe	181,824
William R. Halling	178,500
Faye Alexander Nelson	10,000
Glenda D. Price	7,500
W. James Prowse	639,004
G. Scott Romney	189,071
Lowell P. Weicker	0

(4)	Mr. Weicker did not stand for reelection and his term as a director expired at the 2006 annual meeting of shareholders in August 2006.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Programs

Our compensation programs are designed to support the Company’s business goals, to promote short- and long-term growth, and to attract, retain, and motivate key talent. This section of the proxy statement explains how our compensation programs are established and how they work with respect to our CEO, CFO and other three most highly compensated executive officers named in the “Summary Compensation Table” and the other tables that follow, whom we refer to collectively as our “Named Executive Officers” or “NEOs.” Compensation paid to the Named Executive Officers has four components:

1. base salary;

2. annual cash bonus;

3. long-term performance incentives; and

4. employee benefits and perquisites.

Our compensation philosophy emphasizes performance-based compensation. This approach spans all of our employees, but is especially applicable to the Named Executive Officers. We believe that our NEOs and other key employees should have a significant portion of their potential annual cash compensation tied to the Company’s profitability and revenue goals. Additionally, we seek to align the ability to earn long-term incentives directly with that of our shareholders through the use of equity-based incentives. Our approach to NEO base salaries is to ensure they are not only competitive with those found at companies similar to Compuware, but also are effective in attracting and retaining high-performing employees capable of leading the Company to higher levels of profitability and shareholder returns.

How Executive Compensation Is Determined

The Compensation Committee is responsible for determining and recommending to the full Board for approval compensation programs that attract and retain quality executives, that link pay to performance and that are administered fairly and in the shareholders’ interests. The Compensation Committee carries out this responsibility in several ways.

The Compensation Committee periodically reviews the Company’s philosophy regarding compensation for key employees, including the Named Executive Officers. The Compensation Committee reviews and considers each element of compensation in making compensation determinations. Each year, the CEO evaluates the performance of the NEOs and other company officers. Based on his evaluation, the CEO recommends adjustments in base salary, the structure of the cash incentive plans and the magnitude of the equity grants. The Compensation Committee takes these recommendations into consideration when making compensation decisions.

The Compensation Committee has not determined that compensation elements are to be set according to a pre-set or formulaic mix. Instead, the Committee generally reviews all elements of compensation as a whole in measuring total compensation packages against the objectives of the compensation program. The proportion of variable or incentive compensation varies with the level of an executive’s responsibility within the Company. Since the NEOs have the highest level of responsibility in the Company, the proportion of their potential incentive compensation is higher in relation to their base salaries than other employees. The Compensation Committee also reviews market data and evaluates the competitiveness of pay levels for the NEOs based on a combination of recognized industry executive compensation surveys and data gathered from annual reports and proxy statements of companies identified and approved by the Committee as the peer group.

The Compensation Committee independently assesses the performance of the CEO, analyzes relevant competitive data (recognized industry surveys and peer group information) and presents its recommendation regarding compensation for the CEO to the other independent directors for their review and approval.

For fiscal 2007, the Compensation Committee selected Watson Wyatt to assist with its evaluation of compensation for our executives. Watson Wyatt helped define our peer group, provided data on executive compensation of peer group companies, reviewed and made recommendations for the overall compensation philosophy, and provided an evaluation of total compensation for NEOs. In fiscal 2007, our industry peers included: Adobe Systems Inc., Autodesk Inc., BEA Systems, Inc., BMC Software Inc., CA, Inc., Cadence Design Systems Inc., Citrix Systems Inc., CMGI Inc., Intuit Inc., Keane Inc., McAfee Inc., Sybase, Inc., Synopsys Inc., and VeriSign Inc. These companies were chosen because in many instances they are our competitors, and the expertise and skills needed for executives at such companies are very similar to the skills required for our executives.

The peer group data and Watson Wyatt’s analyses and findings were furnished to the CEO and the Compensation Committee, which the Committee used to evaluate the recommendations made to it regarding compensation. Such peer data provides the Committee with the proper perspective on the magnitude and components of compensation provided to named executive officers at comparable companies. This helps the Committee to set compensation at levels that support our attraction/retention objectives and ensures that the resulting costs are affordable based on our financial plan and that equity awards are fair and not unreasonably dilutive.

Base Salary

We believe that competitive base salaries are necessary to attract and retain high-performing executive officers. When setting base salaries for officers, including the NEOs other than the CEO, the Compensation Committee takes into account a number of related factors including, but not limited to, the CEO’s assessment of their individual performance and his recommendation as to salary level changes, the performance of the NEO’s particular business unit(s), the NEO’s experience, level of responsibility and unique contributions to the Company and the Company’s need for certain types of expertise. These factors, along with the competitive market data provided by the Committee’s independent compensation consultants, are used to recommend appropriate base salaries. These recommended salaries are then presented to the independent directors for approval. The Compensation Committee generally targets base salaries for the Named Executive Officers to be at approximately the market median of the information technology industry. However, deviations from the market median may occur in individual cases due to an NEO’s individual contributions to the Company, his or her experience and other competitive factors.

The Compensation Committee independently assesses the performance of the CEO utilizing an approach similar to that used to evaluate our other NEOs, i.e., overall company performance, accomplishment of strategic objectives, development of subordinates and other relevant measures of performance, as well as market data. Based upon its assessment, the Committee makes a recommendation to the independent directors regarding any adjustments to the CEO’s base salary.

Executive Incentive Plan

Annual and long-term incentive opportunities are provided under the Executive Incentive Plan, or “EIP.” The Compensation Committee, in consultation with the CEO, annually approves performance criteria and goals for measuring corporate performance for use under the EIP.

The EIP is structured to both align the financial interests of the participants with that of the Company and the shareholders as well as encourage the NEOs and other key employees to work together as a team to achieve specific annual financial goals. To further reinforce teamwork among the NEOs, the Company established the Office of the Chairman. Under this initiative, our CFO, President and COO of Products and President and COO of Covisint work closely together and with the Chairman and CEO to formulate the Company’s growth strategy and oversee the implementation of that strategy. All members of the Office of the Chairman as well as the Senior Vice President of Human Resources & General Counsel share a common set of performance goals and an EIP target that is based on the same percentage of base salary.

Compared to other employees, our NEOs have the highest percentage of their total cash compensation tied to achieving the EIP targets due to their higher level of responsibility, consistent with our overall philosophy regarding performance-based compensation. Under the EIP, cash bonuses are paid only if the Company meets the performance targets established at the beginning of the fiscal year. Typically, the performance targets in the EIP are extremely aggressive, and thus NEOs have not always earned bonuses at the targeted levels. Over the past three fiscal years, the Company has paid out approximately one-half of the targeted awards for the NEOs. If one or more minimum targets are reached, two-thirds of the bonus, referred to as “Annual Cash Bonus,” is paid shortly after the fiscal year-end results of operations are available. The other one-third, referred to as “Long-Term Cash Bonus,” is deferred and is paid only if the NEO remains employed by the Company for two years after the Annual Cash Bonus is earned. This mandatory deferral was adopted as a long-term incentive strategy to enhance retention of skilled executives in our extremely competitive environment for experienced, executive talent. An additional long-term incentive is recognized and rewarded through the grant of options.

Options

To further align executive and shareholder interests, the Compensation Committee makes equity-based awards in the form of options to purchase our common stock. The Compensation Committee believes option grants are an excellent way to motivate key employees to improve our financial performance and the price of our stock because the options will have value only if the price of Compuware stock increases over the fair market value of the stock on the grant date. Stock option grants to NEOs take into account a number of factors including, but not limited to, each NEO’s contribution to the Company, the desire to promote teamwork across the entire company, and the need to remain competitive within our industry. Additionally, our approach of delaying the vesting until the third anniversary of the grant date enhances retention of key talent.

Previously, options have been granted in August at a Committee meeting held in conjunction with the annual shareholders meeting and the annual organizational meeting of the Board of Directors. Such options carry an exercise price equal to the fair market value of our stock on the date of grant. Generally, the number of options is determined pursuant to a formula based on the NEO’s base salary for the fiscal year in which the grant is made. Unlike stock option programs at other companies where options vest sooner, the options granted to our NEOs vest over a five-year period as follows: zero percent on the first anniversary of the grant date, zero percent on the second anniversary, 50 percent on the third anniversary, 25 percent on the fourth anniversary, and the remaining 25 percent on the fifth anniversary. The following table provides a hypothetical example of the option allocation and vesting schedule under the EIP for an NEO:

Option
Base	EIP	Option Calculation	Shares	Year 1	Year 2	Year 3	Year 4	Year 5
Salary	Target	(EIP Target / 2	Granted	Vest	Vest	Vest	Vest	Vest
($)	Percentage	* Base Salary) / 5	(#)	(#)	(#)	(#)	(#)	(#)

$500,000	200%	(200% / 2	100,000	0	0	50,000	25,000	25,000
* $500,000) / 5

The number of options currently held by NEOs is not taken into account in determining option awards for a particular year. In the future, if the Committee determines to make performance-based grants under the LTIP, such grants would likely be made during the first quarter of the fiscal year in order to comply with Code Section 162(m).

Components of Fiscal 2007 Named Executive Officer Compensation

Base Salary

Base salaries for fiscal 2007 were determined in May 2006 based on the process described above. The executive compensation consultant (Watson Wyatt) compiled peer group compensation data for 2005 and 2006. Following performance evaluations and a review of the data, the CEO recommended average salary increases of 6.49 percent for the NEOs. The Compensation Committee reviewed the data and the CEO’s rationale and recommended these salary increases to the Board, which approved the changes.

From April 1, 2006 through May 31, 2006, the salary for the CEO was set at $971,850. Effective June 1, 2006, the Board determined that his salary would increase to $1,000,000. Effective March 1, 2007, the Board determined that the CEO’s salary would be $1,050,000. These increases were based on the Board’s assessment of the CEO’s performance, including, but not limited to, his contributions to the Company’s performance as measured by earnings per share, or “EPS,” his role in developing and implementing the Company’s strategy, and the development and management of the executive team.

Executive Incentive Plan

Our philosophy of basing compensation on performance and aligning the interests of executives with the interests of shareholders is reflected in how the performance thresholds and levels were set under the EIP for fiscal 2007. There were three performance levels of attainment for EPS and revenue targets (see chart below), with bonus amounts prorated for meeting EPS and revenue targets between the minimum and maximum performance levels. If the Company met 100 percent of its EPS target and 100 percent of its revenue target, the NEO would have received, in early fiscal 2008 following completion of fiscal 2007 financial results, an Annual Cash Bonus equal to 200 percent of his or her base salary, half for meeting the EPS target and half for meeting the revenue target.

EPS Performance		Revenue Performance
Threshold as % of	% of	Threshold as % of	% of
Target	NEO Base Pay	Target	NEO Base Pay

89%	50%	93%	50%
100%	100%	100%	100%
111%	150%	107%	150%

Cash bonuses under the EIP for fiscal 2007 were based on an EPS target of $.47 per share and a revenue target of $1.35 billion. The EPS and revenue targets were proposed by the CEO and reviewed and approved by the Compensation Committee and the full Board of Directors. As in prior years, the targets were considered extremely aggressive.

In fiscal 2007, the Company earned $.45 per share and $1.21 billion in revenue. Because we earned $.45 per share, the EPS target was reached at an 80 percent level of base pay under the terms of the EIP for NEOs. The Company did not meet its minimum revenue target, so no portion of the Annual Cash Bonus was based on the revenue target. As a result, the Annual Cash Bonus for NEOs was 80 percent of base salary. There were no adjustments made to the financial results for purposes of determining whether the target levels were met.

Since the Company paid an Annual Cash Bonus at the 80 percent of salary level based on fiscal 2007 performance, the NEOs were credited under the EIP with a Long-Term Cash Bonus equal to 40 percent of base salary (one-half of the Annual Cash Bonus). They will receive payment of this bonus no earlier than April 2009 if they are still employed by the Company through the end of fiscal 2009. In April 2007, the NEOs and other key employees who were eligible to participate in the EIP in fiscal 2005 and remained employed by the Company through April 1, 2007 received Long-Term Cash Bonuses that were awarded for fiscal 2005 performance. For fiscal 2008, the EIP Annual Cash Bonus target percentage for NEOs will remain at 200 percent of base salary.

Options

In fiscal 2007, the number of options granted to each NEO was determined by multiplying one-half of their EIP Annual Cash Bonus target percentage (one-half of 200 percent of salary) by their base salary and then dividing by five, in accordance with the formula discussed above. This formula was chosen because it produces a number of options that the Committee believes bears an appropriate relationship to the amount of cash incentive compensation and total compensation and additionally enhances retention of key talent. These options were granted in August 2006 under the Company’s Fiscal 1998 Stock Option Plan and vest as follows: zero percent on the first anniversary of the grant date, zero percent on the second anniversary, 50 percent on the third anniversary, 25 percent on the fourth anniversary, and the remaining 25 percent on the fifth anniversary. The options will become immediately exercisable if the Company is acquired or if the NEO dies or becomes disabled. The options expire ten years after grant unless the NEO’s employment is terminated. It is anticipated that the NEOs will be granted options in August 2007 pursuant to the same formula and on similar terms.

Employee Benefits and Other Perquisites

Benefit Programs

The Company provides customary benefits such as medical, dental and life insurance and disability coverage to each Named Executive Officer, which are also provided to all other eligible employees. The Company also provides vacation and other paid holidays to all employees, including the NEOs, which are comparable to those provided at similar companies.

Qualified Plans

Since 1986, the Company has maintained a qualified defined contribution plan known as the Employee Stock Ownership Plan and 401(k) Salary Reduction Arrangement (“ESOP” and “401(k)”). All employees are eligible to participate immediately upon hire in the 401(k). The NEOs are eligible to contribute a portion of their salaries on a pre-tax basis to the 401(k). The Company does not provide any 401(k) match.

The Company previously made discretionary contributions of Company stock to the ESOP. Shares are allocated to each participant’s ESOP account on a pro rata basis depending on fiscal year salary. Shares allocated to a participant’s ESOP account are subject to a graded six-year vesting schedule based on service of at least 1,000 hours in a fiscal year. Effective at the beginning of fiscal 2007, Company contributions to the ESOP for all executive officers were discontinued. Prior to this date, executive officers, including the NEOs, periodically participated in the pro rata allocation of available shares to an established maximum recognizable compensation limit. From fiscal 2003 to 2005, ESOP allocations to NEOs averaged 0.44 percent of compensation per fiscal year. While the Company no longer contributes shares of Company stock to the accounts of the executive officers, each of the NEOs continues to hold shares in their ESOP accounts from allocations made prior to fiscal 2007 and from time to time receives a pro rata allocation of the value of partial shares and interest earnings accumulated by the plan administrator in the form of common shares.

NEOs and other employees are also permitted to participate in the Company’s employee stock purchase plan under which employees can elect to have up to 10 percent of their compensation withheld to purchase Company stock at the close of the offering period selected from time to time by the Board. The value of the stock purchased in any calendar year cannot exceed $25,000 per employee. The purchase price is 95 percent of the last day’s average high and low price for each three month offering period. Mr. Karmanos is permitted to purchase shares from the Company on the same terms, although he does not participate directly in the plan due to eligibility restrictions. During fiscal 2007, Mr. Karmanos purchased 2,705 shares for $8.78 per share under this arrangement.

Use of Automobile

The Company provides each NEO with the use of a car leased by the Company and also pays the cost of insurance and maintenance. Income is imputed to the NEO based on the cost of the vehicle. The Company does not provide NEOs with any salary gross up to cover the taxes payable by the NEO for this or any other perquisite.

Other Perquisites

The Company’s NEOs are provided a limited number of perquisites in addition to benefits provided to our other employees. The purpose of these perquisites is to minimize distractions from the NEOs’ attention to important Company initiatives, to facilitate their access to work functions and personnel and to encourage interactions among NEOs and others within professional, business and local communities. NEOs are provided perquisites such as annual physical examinations (not available after fiscal 2007), use of a vacation condominium (not available after fiscal 2007), tickets to the Company suite for sporting and special events, and travel expenses for spouses to certain Company conferences. These perquisites are further discussed in footnote 3 to the Summary Compensation Table in this Proxy Statement.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), restricts the deductibility of executive compensation paid to the Company’s CEO and each of the three other most highly compensated executive officers (as determined at the end of any fiscal year), and excluding the Company’s CFO, to not more than $1 million in annual compensation (including gains from the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). Some of the Company’s option plans contain a shareholder-approved restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under these plans to be exempt from the restriction on deductibility. In addition, the proposed 2007 Long Term Incentive Plan contains provisions that would permit us to pay both cash and equity performance-based compensation that would be exempt from these restrictions on deductibility. Other components of our compensation program may result in payments that are subject to these restrictions on deductibility. However, the Compensation Committee has concluded that it is appropriate to exceed the restrictions on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the best interests of the Company and its shareholders, and continues to reserve the authority to approve non-deductible compensation in appropriate circumstances.

Termination of Employment

No Employment or Severance Arrangements

None of the NEOs or other officers are employed pursuant to an employment contract, nor do we currently have a policy of providing salary and/or benefits continuation associated with either a change in control or termination of employment, with the exception of the provisions in our outstanding stock option grants that accelerate vesting upon death, disability or a change in control. We do not provide any tax gross-ups if the value of accelerated stock options exceed the limits in the Code relating to “golden parachute” payments.

Post-Retirement Consulting Agreement

On March 1, 2007, the Company entered into a post-retirement consulting agreement with its Chairman and Chief Executive Officer, Peter Karmanos, Jr. The purpose of this agreement is to effect a smooth transition of leadership upon Mr. Karmanos’ retirement and to allow the Company to take advantage of Mr. Karmanos’ special knowledge of the industry, the Company and our customers. The agreement with Mr. Karmanos is described below under “Potential Payments Upon Termination or Change in Control — Post-Retirement Consulting Agreement.” The agreement was reviewed and approved by the Compensation Committee and subsequently approved by the full Board.

Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

In accordance with its written charter adopted by the Board of Directors, the Compensation Committee assists the Board of Directors in determining and implementing compensation and benefit programs for executive officers and other employees of the Company.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement for the fiscal year ended March 31, 2007. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

By the Compensation Committee,
William O. Grabe
Gurminder S. Bedi
Faye Alexander Nelson (Committee member through June 2007)

Summary Compensation Table

The following table sets forth information concerning the compensation of (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) each of our three other most highly compensated executive officers for services rendered in fiscal 2007 who were serving as executive officers on March 31, 2007.

				Non-Equity
				Incentive	All
			Option	Plan	Other
		Salary	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)

Peter Karmanos, Jr.	2007	999,475	1,001,837	1,200,000	70,846	3,272,158
Chairman of the Board and Chief Executive Officer
Laura L. Fournier	2007	441,667	289,637	540,000	22,051	1,293,355
Chief Financial Officer
Henry A. Jallos	2007	595,833	547,580	720,000	22,840	1,886,253
President and Chief Operating Officer, Products Division
Robert C. Paul	2007	422,367	347,928	510,000	25,892	1,306,187
President and Chief Operating Officer, Covisint
Thomas M. Costello, Jr.	2007	420,833	254,738	510,000	28,039	1,213,610
Senior Vice President, Human Resources; Secretary and General Counsel

(1)	Represents the compensation cost incurred during fiscal year ended March 31, 2007 associated with stock options awarded prior to March 31, 2007 calculated in accordance with FAS 123R. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 15 to our audited consolidated financial statements for the fiscal year ended March 31, 2007 included in our Annual Report on Form 10-K.

(2)	The table below shows the component amounts of non-equity bonus payments made to the NEO under the EIP based on fiscal 2007 performance results. The Annual Cash Bonus was paid in May 2007 and payment of the Long-Term Cash Bonus is deferred until April 2009 and is paid only if the NEO continues to be employed by the Company through the end of fiscal 2009.

		Annual	Long-Term
		Cash Bonus	Cash Bonus	Total
Name	Year	($)	($)	($)

Peter Karmanos, Jr.	2007	800,000	400,000	1,200,000
Laura L. Fournier	2007	360,000	180,000	540,000
Henry A. Jallos	2007	480,000	240,000	720,000
Robert C. Paul	2007	340,000	170,000	510,000
Thomas M. Costello, Jr.	2007	340,000	170,000	510,000

(3)	All Other Compensation includes amounts for perquisites such as auto leases, insurance and maintenance; annual physical; use of a vacation condominium; tickets to the Company suite for sporting and special events; travel expenses for spouses to certain Company conferences and events; and for other benefits, such as pro rata interest allocation in the Company ESOP and participation in the employee stock purchase plan, or “ESPP.” Perquisites have been valued for purposes of these tables on the basis of the aggregate incremental cost to the Company.

All Other Compensation for Mr. Karmanos includes $58,630 for auto leases, insurance and maintenance.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to Named Executive Officers during fiscal 2007.

					All Other
					Option
					Awards:	Exercise	Grant
					Number of	or Base	Date Fair
		Estimated Future Payouts Under			Securities	Price of	Value of
		Non-Equity Incentive Plan Awards(1)			Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Options	Awards	Option
Name	Date	($)	($)	($)	(#)(2)	($/Sh)(3)	Awards(4)

Peter Karmanos, Jr.	08/22/06				200,000	7.28	1,000,740
	—	750,000	3,000,000	4,500,000
Laura L. Fournier	08/22/06				90,000	7.28	450,333
	—	337,500	1,350,000	2,025,000
Henry A. Jallos	08/22/06				120,000	7.28	600,444
	—	450,000	1,800,000	2,700,000
Robert C. Paul	08/22/06				85,000	7.28	425,315
	—	318,750	1,275,000	1,912,500
Thomas M. Costello, Jr.	08/22/06				85,000	7.28	425,315
	—	318,750	1,275,000	1,912,500

(1)	Amounts shown in the table represent potential amounts that could be earned under the EIP for performance in fiscal 2007. Actual dollar amounts paid are disclosed and reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation. Two-thirds of the amounts earned in fiscal 2007 were paid in early fiscal 2008 and the remainder will be paid in early fiscal 2010 if the NEO remains employed through the end of fiscal 2009. For more information regarding the corporate goals for 2007, see Compensation Discussion and Analysis.

(2)	Fifty percent of the option becomes exercisable on the third anniversary of the date of grant, and 25 percent of the option shares vest on the fourth and fifth anniversaries of the date of grant. The option shares accelerate and are 100 percent exercisable in the event of death, disability or a change in control. The options expire ten years after the date of grant.

(3)	Since December 2002, our practice has been to use the average of the high and low sale prices on the trading date immediately preceding the relevant transaction for purposes of determining fair market value under our stock option plans. The closing market price on the date of grant (August 22, 2006) was $7.16.

(4)	The assumptions we used to calculate these amounts are included in Note 15 to our audited consolidated financial statements for the fiscal year ended March 31, 2007 included in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year End

The following table shows all outstanding equity awards held by Named Executive Officers as of March 31, 2007.

	Option Awards
	Number of Securities		Number of Securities
	Underlying Unexercised		Underlying Unexercised	Option
	Options		Options	Exercise	Option
	(#)		(#)	Price	Expiration
Name	Exercisable(1)		Unexercisable(1)	($)	Date

Peter Karmanos, Jr.	1,280,000			24.5625	04-01-2008
	640,000			17.8130	04-08-2009
	280,000			9.5000	05-26-2010
	6,140	(2)		9.0000	03-16-2011
	3,000,000	(3)		9.2100	04-09-2011
	380,000			9.2100	04-09-2011
	427,500		142,500	6.9600	05-22-2012
	47,500		47,500	3.4250	04-02-2013
			97,185	7.4700	04-01-2014
			194,370	7.2450	06-22-2015
			200,000	7.2800	08-22-2016
Laura L Fournier	34,666			24.5625	04-01-2008
	112,000			17.8130	04-08-2009
	52,500			9.5000	05-26-2010
	691	(2)		9.0000	03-16-2011
	275,000	(3)		9.2100	04-09-2011
	55,000			9.2100	04-09-2011
	90,000		30,000	6.9600	05-22-2012
	16,250		16,250	3.4250	04-02-2013
			33,759	7.4700	04-01-2014
			80,000	7.2450	06-22-2015
			90,000	7.2800	08-22-2016
Henry A. Jallos	704,000			24.5625	04-01-2008
	373,335			17.8130	04-08-2009
	200,000			9.5000	05-26-2010
	3,509	(2)		9.0000	03-16-2011
	1,000,000	(3)		9.2100	04-09-2011
	200,000			9.2100	04-09-2011
	225,000		75,000	6.9600	05-22-2012
	25,000		25,000	3.4250	04-02-2013
			51,150	7.4700	04-01-2014
			115,000	7.2450	06-22-2015
			120,000	7.2800	08-22-2016
Robert C. Paul	125,000		125,000	7.7300	03-01-2014
			40,000	7.4700	04-01-2014
			81,840	7.2450	06-22-2015
			85,000	7.2800	08-22-2016
Thomas M. Costello, Jr.	93,334			24.5625	04-01-2008
	53,335			17.8130	04-08-2009
	23,000			9.5000	05-26-2010
	2,018			9.0000	03-16-2011
	200,000	(2)		9.2100	04-09-2011
	30,000	(3)		9.2100	04-09-2011
	75,000		25,000	6.9600	05-22-2012
	7,500		7,500	3.4250	04-02-2013
			30,690	7.4700	04-01-2014
			80,000	7.2450	06-22-2015
			85,000	7.2800	08-22-2016

(1)	Unless otherwise noted, 50 percent of the option becomes exercisable on the third anniversary of the date of grant, and 25 percent of the option shares vest on the fourth and fifth anniversaries of the date of grant. The option shares accelerate and are 100 percent exercisable in the event of death, disability or a change in control. The options expire ten years after the date of grant.

(2)	One hundred percent of the option became exercisable on July 2, 2001.

(3)	Twelve and one-half percent of the option became exercisable every six months for a period of four years.

Option Exercises

The following table sets forth information concerning stock options exercised during fiscal 2007 by each of the Named Executive Officers.

	Option Awards
	Number of Shares
	Acquired on	Value Realized
	Exercise	on Exercise
Name	(#)(1)	($)

Peter Karmanos, Jr.	1,064,000	1,262,117
Laura L Fournier	63,840	68,705
Henry A. Jallos	1,176,800	1,377,320
Robert C. Paul	0	0
Thomas M. Costello, Jr.	170,240	177,079

(1)	The options exercised were scheduled to expire on March 31, 2007. Two of the NEOs executed “swap” exercises in which common shares were transferred to the Company in payment of all of the option exercise price and applicable taxes in accordance with the related Non-Qualified Option Agreements. The net shares of Company common stock acquired and held by the NEOs executing such “swap” exercises are as follows:

	Total Shares	Shares Delivered to	Net Shares	Total
Name	Exercised	the Company	Acquired	Shares Sold

Peter Karmanos, Jr.	1,064,000	982,467	81,533	0
Laura L Fournier	63,840	58,988	4,852	0

Potential Payments Upon Termination or Change in Control

Option Acceleration

We have not entered into employment or severance agreements with any of the NEOs. However, each of the NEOs has unvested options that would immediately become exercisable if we were acquired by a third party or if the NEO’s employment with us were to terminate due to the NEO’s death or permanent disability. The following table shows the value of the options that would have become exercisable by each NEO if, on March 30, 2007 (the last business day of fiscal 2007), we were acquired or the NEO’s employment was terminated due to the NEO’s death or disability. Value is determined by multiplying the difference between $9.49 (the closing market price on March 30, 2007) and the option exercise price by the number of unvested options that would have vested due to such an event. Options with an exercise price of $9.49 or more and options that fully vested prior to March 30, 2007 were disregarded.

Name	Amount ($)

Peter Karmanos, Jr.	1,723,287
Laura L Fournier	621,149
Henry A. Jallos	968,073
Robert C. Paul	672,381
Thomas M. Costello, Jr.	538,181

Post-Retirement Consulting Agreement

On March 1, 2007, we entered into a post-retirement consulting agreement (the “Agreement”) with our Chairman and Chief Executive Officer, Peter Karmanos, Jr. Upon retirement as Chairman and Chief Executive Officer on a date to be determined by the Company and Mr. Karmanos, Mr. Karmanos will continue to be employed by the Company in a consulting role and will be entitled to receive: (i) one year’s salary at the amount in effect on his retirement date, payable over a four-year period, or $300,000 each year for four years, whichever is greater (the “Salary Payment”); and (ii) earned bonuses under the Company’s executive incentive plan. In addition, his existing stock options will continue to vest in accordance with their terms. During the four-year term of the Agreement, Mr. Karmanos will also be eligible to continue to participate in all the Company’s benefit plans and will continue to receive an office, administrative support, use of an automobile and reimbursement for all business-related expenses. If Mr. Karmanos’ employment had terminated on March 30, 2007, he would have been entitled to an annual salary of $300,000 for four years, payable in equal monthly installments, beginning April 30, 2007; and earned bonuses of $1,285,925 payable in the first quarter of fiscal 2008, $583,110 in April 2008 (Long-Term Cash Bonus from fiscal 2006) and $400,000 in April 2009 (Long-Term Cash Bonus from fiscal 2007). In addition, we estimate the cost of allowing his continued participation in our benefit plans, providing an office and the other additional benefits listed above during the four-year period to be approximately $70,500 per year.

The Agreement also provides for similar benefits if the Agreement is terminated under certain circumstances as follows:

Termination Event	Benefits to be Paid

By the Company without cause or by Karmanos with cause
•   Remaining Salary Payment due over the remaining term, payable in equal monthly installments (as if termination has not occurred)

•   Bonuses earned through termination date

•   Other benefits provided in the Agreement through the remaining term

•   Previously granted unvested stock options become immediately exercisable

Termination by Karmanos without cause
•   Salary Payment due through the date of termination

•   Bonuses earned through termination date

•   Previously granted vested stock options are exercisable in accordance with the Company’s stock option plans and related option agreements

Termination due to death or dis-ability of Mr. Karmanos
•   Remaining Salary Payment due over the remaining term, paid in a lump sum

•   Participation by his spouse for 24 months at Company expense in the Company’s medical, dental, vision and hospitalization plans

•   Previously granted unvested stock options become immediately exercisable in accordance with the Company’s stock option plan and related option agreements

The Company’s obligations terminate if the Company terminates the Agreement due to Mr. Karmanos’ illegal conduct or gross misconduct that is materially damaging to the Company. Mr. Karmanos may terminate the Agreement (1) upon the Company’s breach of any material provision of the Agreement that remains uncured for 10 days following notice of the breach; (2) if the Company’s principal office is relocated outside the Detroit, Michigan metropolitan area; or (3) if the Company fails to pay any amounts due under the Agreement. Mr. Karmanos is required during the term of the Agreement to continue to comply with the provisions of our standard employee agreement, which requires that he keep the Company’s confidential information confidential and that he comply with the Company’s employee code of conduct. He will also be prohibited under the standard employee agreement, during the term of the Agreement and for one year thereafter, from competing with the Company, soliciting the Company’s clients and soliciting or recruiting our employees.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater-than-10 percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us during or with respect to fiscal 2007, or written representations that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were met during fiscal 2007.

Related-Party Transactions

Although the Company does not have a written policy with regard to the approval of transactions between the Company and its executive officers and directors, such transactions are subject to the limitations on conflicts of interest contained in the Company’s Codes of Conduct. To the extent any such transactions are proposed, they are subject to approval by the Audit Committee of the Board of Directors in accordance with the Audit Committee’s charter, applicable law and applicable NASDAQ rules, which require that any such transactions required to be disclosed in the Company’s proxy statement be approved by a committee of independent directors of the Company’s Board of Directors.

In fiscal 2007, we paid a total of $1,466,508 in ticket, advertising and suite license fees to certain major and minor league sports venues, including arenas and teams located in Raleigh, North Carolina; Plymouth, Michigan and Ft. Myers, Florida. These arenas and teams are owned, managed or controlled by entities owned and controlled by interests of Peter Karmanos, Jr., our Chairman of the Board and CEO, namely Compuware Sports Corporation (“CSC”), the Carolina Hurricanes and Gale Force Sports & Entertainment, LLC (“GFSE”). This amount includes the approximately $840,000 we paid to CSC pursuant to a Promotion Agreement dated September 8, 1992, which agreement requires CSC to undertake certain promotional activities on behalf of the Company. The Promotion Agreement automatically renews for successive one-year terms, unless terminated by either party with 60 days notice. The total amount also includes the approximately $250,000 we paid to GFSE pursuant to an Advertising Agreement, dated December 1, 1996, which agreement includes the right to name the Plymouth, Michigan arena “Compuware Arena” and the placement of fixed advertising in and about the arena. The Advertising Agreement will terminate on November 30, 2016.

Business needs occasionally require various employees of Compuware to travel on private aircraft. We are a party to an exchange agreement with Karthe Corporation, a company that is 50 percent owned by Peter Karmanos, Jr. Under the exchange agreement, we allow Karthe to use Compuware’s aircraft and, in exchange, Karthe allows Compuware to use Karthe’s aircraft. During fiscal 2007, Karthe used Compuware’s aircraft for approximately 35 hours, and Compuware used Karthe’s aircraft for approximately 53 hours. Compensation for the use of the aircraft is paid in hours, and no cash or other compensation is exchanged by the parties under the agreement unless the agreement is terminated. As of March 31, 2007, Compuware owed Karthe approximately 18 hours under the agreement. These hours are valued at approximately $30,212. We believe that such services were provided by us and to us under this arrangement on terms that were no less favorable than could have been obtained from unaffiliated third parties. On April 25, 2005, Compuware terminated the lease of its private aircraft. We anticipate that the exchange agreement will be terminated and settlement of any aggregate hour balance will be completed in fiscal 2008.

Dennis W. Archer, one of our directors, is a partner in the law firm of Dickinson Wright PLLC. We engaged the Dickinson firm to perform legal services in fiscal 2007, and we expect to continue to engage the Dickinson firm to perform legal services in fiscal 2008. Professional fees paid to the Dickinson firm in fiscal 2007 totaled $133,805.

G. Scott Romney, one of our directors, is a partner in the law firm of Honigman Miller Schwartz and Cohn LLP. We engaged the Honigman firm to perform legal services in fiscal 2007, and we expect to continue to engage the Honigman firm to perform legal services in fiscal 2008. Professional fees paid to the Honigman firm in fiscal 2007 totaled $97,393.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, the Company made a contribution of $5 million to the Detroit Riverfront Conservancy, Inc., a non-profit corporation formed to develop and maintain the public space along Detroit’s riverfront. The purpose of the gift was to demonstrate our commitment to the city of Detroit and to our business partners who are involved in the Conservancy. Faye A. Nelson, one of our directors and previously a member of the Compensation Committee, is the President and Chief Executive Officer of Detroit Riverfront Conservancy, Inc. As a result of our contribution, it was determined that Ms. Nelson is no longer eligible to be considered an independent director under the NASDAQ rules. Consequently, Ms. Nelson resigned from her position on the Compensation Committee in June 2007.

Expense of Soliciting Proxies

We will bear the expense of soliciting proxies, including the cost of preparing, printing and mailing the Notice of the 2007 Annual Meeting of Shareholders, the Proxy Statement, the 2007 Annual Report and the accompanying proxy card. These materials are generally being sent to brokers, nominees and other shareholders of record by U.S. mail, and to employees who are shareholders by internal electronic mail. We may supplement our solicitation of proxies by mail with personal interview, telephone or facsimile solicitation by our directors, officers and other regular employees. We will not pay any special compensation to them for these services. We have also retained Georgeson Shareholder Communications, Inc. to assist our solicitation of proxies, at an approximate cost of $8,500, plus reasonable expenses. We will request that brokers, nominees and other similar record-holders forward proxy material to the beneficial owners of our common shares, and we will reimburse them upon request for their reasonable expenses incurred in forwarding such material.

SHAREHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders that are intended to be presented at our 2008 Annual Meeting of Shareholders must be received by our Secretary at our offices, One Campus Martius, Detroit, Michigan 48226, no later than March 26, 2008 to be considered for inclusion in our Proxy Statement and proxy card relating to that meeting. In addition, our bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the 2008 Annual Meeting, we must receive written notice of such proposal or nomination and the information required by the bylaws on or before May 30, 2008. If the date for the 2008 Annual Meeting of Shareholders is significantly different than the first anniversary of the 2007 Annual Meeting of Shareholders, the bylaws and SEC rules provide for an adjustment to the notice periods described above. All proposals for director-nominees or matters to be considered and voted upon by shareholders at the meeting, whether intended to be included in the Company’s proxy or not, should be sent by certified mail, return receipt requested and should satisfy the applicable informational requirements contained in the Company’s bylaws and the rules of the SEC. We expect the persons named as proxies for the 2008 Annual Meeting of Shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide us with written notice of such proposal complying with the applicable requirements on or before such date.

APPENDIX A

COMPUWARE CORPORATION
2007 LONG TERM INCENTIVE PLAN

I.	GENERAL PROVISIONS

1.1  Establishment.  On June 25, 2007, the Board of Directors (“Board”) of Compuware Corporation (“Corporation”) adopted the Compuware Corporation 2007 Long Term Incentive Plan (“Plan”), subject to the approval of shareholders at the Corporation’s annual meeting of shareholders on August 28, 2007.

1.2  Purpose.  The purpose of the Plan is to (a) promote the best interests of the Corporation and its shareholders by encouraging Employees and Non-Employee Directors of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation by granting stock-based Awards, thus aligning their interests with those of shareholders, and (b) enhance the ability of the Corporation to attract, motivate and retain qualified Employees and Non-Employee Directors. It is the further purpose of the Plan to authorize certain Awards that will constitute performance-based compensation, as described in Code Section 162(m) and Treasury regulations promulgated thereunder.

1.3  Plan Duration.  Subject to receipt of shareholder approval, the Plan shall become effective on June 25, 2007 and shall continue in effect until its termination by the Board; provided, however, that no new Awards may be granted on or after June 24, 2017.

1.4  Definitions.  As used in this Plan, the following terms have the meaning described below:

(a) “Agreement” means the written document that sets forth the terms of a Participant’s Award.

(b) “Annual Incentive Award” means an Award that is granted in accordance with Article VI.

(c) “Award” means any form of Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Annual Incentive Award or other award granted under the Plan.

(d) “Board” means the Board of Directors of the Corporation.

(e) “Change in Control” means the closing or effectiveness of an acquisition of the Corporation by a third party, regardless of the form of the acquisition, including without limitation:

(i) If the Corporation consolidates with or merges into any other corporation or other entity and is not the continuing or surviving entity of such consolidation or merger, or consummates a statutory share exchange pursuant to which the holders of the Common Stock receive consideration for their shares by operation of law;

(ii) If the Corporation permits any other corporation or other entity to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving entity but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or other entity or cash or any other assets;

(iii) If any one person, or more than one person acting as a group (as determined in accordance with Code Section 409A and IRS guidance thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Common Stock of the Corporation possessing thirty-five (35) percent or more of the total voting power of the Common Stock of the Corporation; or

(iv) If there is a change in the ownership of a substantial portion of the Corporation’s assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Corporation that have a total gross fair market value equal to or more than forty (40) percent of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the Compensation Committee of the Board, or any other committee or sub-committee of the Board, designated by the Board from time to time, comprised solely of two or more Directors who are “Non-Employee Directors,” as defined in Rule 16b-3 of the Exchange Act, “Outside Directors” as defined in Code Section 162(m) and Treasury regulations thereunder, and “Independent Directors” for purposes of the rules and regulations of the Stock Exchange. However, the fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee, if the Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

(h) “Common Stock” means shares of the Corporation’s authorized common stock, $.01 par value.

(i) [reserved]

(j) “Corporation” means Compuware Corporation, a Michigan corporation.

(k) “Director” means an individual, other than an Employee, who has been elected or appointed to serve as a Director of the Corporation or any Subsidiary.

(l) “Disability” means total and permanent disability, as defined in Code Section 22(e); provided, however, that for purposes of a Code Section 409A distribution event, “disability” shall be defined under Code Section 409A and IRS guidance issued thereunder.

(m) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

(n) “Employee” means an individual who has an “employment relationship” with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-1(h), and the term “employment” means employment with the Corporation, or a Subsidiary of the Corporation.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(p) “Fair Market Value” means for purposes of determining the value of Common Stock on the Grant Date, the closing price of the Common Stock on the Stock Exchange for the last Stock Exchange trading day immediately preceding the Grant Date. In the event that there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise or Vesting means the closing price of the Common Stock on the Stock Exchange for the last date preceding the date of exercise or Vesting on which there were Common Stock transactions.

(q) “Grant Date” means the date on which the Committee (or its delegate pursuant to authority delegated in accordance with Section 1.5(c) of this Plan) authorizes an Award, or such later date as shall be designated by the Committee.

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

(s) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(t) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(u) “Participant” means an Employee (including an Employee who is a Director) or Director who is designated by the Committee to participate in the Plan.

(v) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Article V.

(w) “Performance Measures” means the measures of performance of the Corporation and its Subsidiaries used to determine a Participant’s entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals. Performance Measures shall be one or more of the following, or a combination of any of the following, on an absolute or peer group comparison, as determined by the Committee:

•	earnings (as measured by net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, including each of the above on a per share and/or segment basis);

•	sales/net sales, growth in sales/net sales, revenues/net revenues or growth in revenues/net revenues;

•	return on net sales or revenues (as measured by net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, operating cash flow or cash earnings as a percentage of net sales);

•	gross profit margins;

•	cash flow, operating cash flow, free cash flow or discounted cash flow;

•	working capital;

•	market capitalization or total stock market capitalization;

•	return on investment (in cash or otherwise);

•	return on equity, assets, net assets, capital or cost of capital;

•	shareholder value;

•	total shareholder return;

•	economic value added;

•	stock trading multiples (as measured against investment, net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, cash earnings or operating cash flow); and

•	stock price.

(x) “Performance Share” means any grant pursuant to Article V and Section 5.2(b)(i).

(y) “Performance Unit” means any grant pursuant to Article V and Section 5.2(b)(ii).

(z) “Plan” means the Compuware Corporation 2007 Long Term Incentive Plan, the terms of which are set forth herein, and any amendments thereto.

(aa) “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit is subject to restrictions and is nontransferable.

(bb) “Restricted Stock” means Common Stock granted pursuant to Article IV that is subject to a Restriction Period.

(cc) “Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash.

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.

(ff) “Stock Exchange” means the principal national securities exchange on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date, or date on which an Option is exercised or Award Vests, whichever is applicable.

(gg) “Subsidiary” means a corporation or other entity defined in Code Section 424(f).

(hh) “Vest,” “Vested” or “Vesting” means the extent to which an Award granted or issued hereunder has become exercisable, any applicable Restriction Period has terminated or lapsed in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted or issued, or has become payable in whole or in part due to the satisfaction of performance goals set forth in the any respective Agreement pursuant to which such Award was granted or issued.

1.5  Administration.

(a) The Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(b) In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, but, in the case of Awards designated as Awards under Code Section 162(m), subject to the requirements of Code Section 162(m), the Committee shall have the full and final power and authority, in its discretion to:

(i) Amend, modify, or cancel any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(ii) Subject to Code Section 409A, accelerate, continue, or defer the exercisability or Vesting of any Award or any shares acquired pursuant thereto;

(iii) Authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;

(iv) Determine the terms and conditions of Awards granted to Participants, and whether such terms and conditions have been satisfied, including without limitation as required in Section 7.2 of the Plan; and

(v) Establish such other Awards, besides those specifically enumerated in the Plan, which the Committee determines are consistent with the Plan’s purposes.

(c) Notwithstanding anything in this Plan to the contrary, to the extent permitted by applicable law, the Committee may delegate to the Chief Executive Officer of the Corporation the authority, subject to such terms and limitations as the Committee shall determine by resolution, to grant Awards to, cancel, modify, or waive rights with respect to, alter, discontinue or terminate Awards held by and otherwise exercise the Committee’s authority under this Plan with respect to Awards held by, Participants who are not persons subject to Section 16 of the Exchange Act. The acts of the Chief Executive Officer pursuant to such delegated authority shall be treated hereunder as acts of the

Committee and the Chief Executive Officer shall report regularly to the Committee regarding any Award so granted or other actions taken by the Chief Executive Officer pursuant to such delegated authority.

1.6  Participants.  Participants in the Plan shall be such Employees (including Employees who are directors of the Corporation or any of its Subsidiaries) and Directors of the Corporation and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual become an Employee or Director of the Corporation or of a Subsidiary, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee or Director, as applicable.

1.7  Stock.

(a) The Corporation has reserved 28,000,000 shares of the Corporation’s Common Stock for issuance pursuant to stock-based Awards, including without limitation, Incentive Stock Options. All amounts in this Section 1.7 shall be adjusted, as applicable, in accordance with Article IX.

(b) The shares subject to any portion of an Award that is forfeited, cancelled, or expires or otherwise terminates without issuance of such shares shall, to the extent of such forfeiture, cancellation, expiration, termination, again be available for issuance pursuant to Awards under the Plan to any Participant.

(c) Shares paid to the Corporation through the tendering of shares by a Participant or the withholding of shares by the Corporation, in each case to pay the exercise or purchase price for shares subject to an Award (including, without limitation, Options and Restricted Stock) or to satisfy withholding tax liabilities, shall not be added back to the number of shares reserved under the Plan or that remain available for issuance pursuant to Awards under the Plan.

1.8  Repricing.  Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for either (a) the cancellation of outstanding Options and/or Stock Appreciation Rights and the grant in substitution therefore of any new Awards under the Plan having a lower exercise price than the Fair Market Value of the underlying Common Stock on the original Grant Date, or (b) the amendment of outstanding Options and/or Stock Appreciation Rights to reduce the exercise price thereof below the Fair Market Value of the underlying Common Stock on the original Grant Date. This Section shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

II.	STOCK OPTIONS

2.1  Grant of Options.  The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or Subsidiary. The Committee shall determine the general terms and conditions of exercise, which shall be set forth in a Participant’s Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. Unless otherwise provided in a Participant’s Agreement, Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable. Dividend Equivalents shall not be paid on Option Awards.

2.2  Incentive Stock Options.  Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option only may be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten (10) years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110 percent of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of a Subsidiary) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.

2.3  Option Price.  The Committee shall determine the per share exercise price for each Option granted under the Plan. No Option may be granted with an exercise price below 100 percent of the Fair Market Value on the Grant Date.

2.4  Payment for Option Shares.

(a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, unless otherwise provided in a Participant’s Agreement, payment may be made by (i) delivery to the Corporation of outstanding shares of Common Stock, on such terms and conditions as may be specified in the Participant’s Agreement; (ii) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; (iii) delivery of other consideration approved by the Committee having a Fair Market Value on the exercise date equal to the total purchase price; (iv) other means determined by the Committee; or (v) any combination of the foregoing. Exercises of Options granted pursuant to the Plan using any of the above methods shall not entitle the Participant or other holder of the Option to receive any “replacement” or “reload” grant or award pursuant to any replacement option or similar program now or hereafter existing at the Corporation.

(b) Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002), or (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles. Until a Participant has been issued a certificate or certificates for the shares of Common Stock so purchased (or the book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian), he or she shall possess no rights as a record holder with respect to any such shares.

III.  STOCK APPRECIATION RIGHTS

3.1  Grant of Stock Appreciation Rights.  Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. Unless otherwise provided in a Participant’s Agreement, Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date. Dividend Equivalents shall not be paid on Stock Appreciation Right Awards.

3.2  Exercise Price.  The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan; provided, however, that the exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value on the Grant Date.

3.3  Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. The Committee shall specify in a Participant’s Agreement whether payment shall be made in cash or shares of Common Stock, or any combination thereof.

3.4  Stock Appreciation Right Payment.  Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between (i) the aggregate Fair Market Value on the exercise date for the specified number of shares being exercised, and (ii) the aggregate exercise price for the specified number of shares being exercised.

3.5  Maximum Stock Appreciation Right Amount Per Share.  The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount.

IV.	RESTRICTED STOCK AND UNITS

4.1  Grant of Restricted Stock and Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.

4.2  Restricted Stock Agreement.  Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares or units subject to the Award, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goal(s), as the Committee shall determine.

4.3  Transferability.  Except as provided in this Article IV and Section 10.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.

4.4  Other Restrictions.  The Committee shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions (or, if issued in book entry form, a notation with similar restrictive effect with respect to the book entry representing such shares). The Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to an Award of Restricted Stock or Restricted Stock Units that has not been granted as a Code Section 162(m) Award.

4.5  Voting Rights.  During the Restriction Period, Participants holding issued and outstanding shares of Common Stock subject to an Award of Restricted Stock may exercise full voting rights with respect to the Restricted Stock, whether or not such Award has Vested.

4.6  Dividends and Dividend Equivalents.

(a) Except as set forth below or in a Participant’s Agreement, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to issued and outstanding shares of Common Stock subject to an Award of Restricted Stock, whether or not such Award has Vested. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period applicable to an Award of Restricted Stock, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.

(b) The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Common Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant, by (ii) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Award. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Article IX, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.

4.7  Settlement of Restricted Stock Units.   If a Restricted Stock Unit is payable in Common Stock, the Corporation shall issue to a Participant, on the date on which Restricted Stock Units subject to the Participant’s Award Vest or on such other date determined by the Committee, in its discretion, and set forth in the Agreement, one (1) share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding any other provision in this Plan to the contrary, any Restricted Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Restricted Stock Unit Vests.

V.	PERFORMANCE AWARDS

5.1  Grant of Performance Awards.   The Committee, at its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the performance goal or goals to be attained pursuant to each Performance Award.

5.2  Terms of Performance Awards.

(a) Performance Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goal(s) are achieved. The terms of a Participant’s Performance Award shall be set forth in a Participant’s Agreement. Each Agreement shall specify the performance goal or goals, which may include the Performance Measures, applicable to a particular Participant or group of Participants, the period over which the targeted goal(s) are to be attained, the payment schedule if the goal(s) are attained, and any other general terms as the Committee shall determine and conditions applicable to an individual Performance Award. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award that has not been granted as a Code Section 162(m) Award.

(b) Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Committee. Performance Awards shall be paid no later than two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Performance Award is no longer subject to a substantial risk of forfeiture.

(i) In the case of Performance Shares, the Participant shall receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goal(s) and restrictions (or shares may be issued in book entry form with a notation having similar restrictive effect with respect to the book entry representing such shares), as determined by the Committee and specified in the Participant’s Agreement. Prior to satisfaction of the performance goal(s) and restrictions, the Participant shall be entitled to vote the Performance Shares to the extent such shares are issued and outstanding. Further, any dividends paid on such shares during the performance period automatically shall be reinvested on behalf of the Participant in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goal(s) and restrictions as the other shares under the Performance Share Award.

(ii) In the case of Performance Units, the Participant shall receive an Agreement from the Committee that specifies the performance goal(s) and restrictions that must be satisfied before the Corporation shall issue the payment, which may be cash, a designated number of shares of Common Stock, or a combination thereof.

VI.	ANNUAL INCENTIVE AWARDS

6.1  Grant of Annual Incentive Awards.

(a) The Committee, at its discretion, may grant Annual Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant’s Annual Incentive Award shall be set forth in the Participant’s individual Agreement. Each Agreement shall specify such general terms and conditions as the Committee shall determine.

(b) The determination of Annual Incentive Awards for a given year may be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures.

(c) The Committee shall (i) select those Participants who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time period established under Code Section 162(m)), to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

6.2  Payment of Annual Incentive Awards.

(a) Annual Incentive Awards shall be paid in cash. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and a half (2 1/2) months after the later of the end of the fiscal or calendar year in which the Annual Incentive Award is no longer subject to a substantial risk of forfeiture.

(b) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

VII.  CODE SECTION 162(M) AWARDS

7.1  Awards Granted Under Code Section 162(m).  The Committee, at its discretion, may designate that a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Annual Incentive Award shall be granted as a Code Section 162(m) Award. Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award under Articles IV, V and VI.

(a) Each Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, an Award also may be subject to goals and restrictions in addition to the Performance Measures.

(b) For each Code Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (ii) determine the applicable performance period, (iii) determine the target levels of the Corporation or Subsidiary Performance Measures, and (iv) determine the number of shares of Common Stock or cash (or combination thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing determinations prior to the commencement of services to which an Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

7.2  Attainment of Code Section 162(m) Goals.

(a) After each performance period, the Committee shall certify, in writing (which writing may include the minutes for any meeting of the Committee): (i) if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of an Award except in the case of the death or Disability of a Participant.

(b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Corporation, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Corporation’s strategic business goals.

7.3  Individual Participant Limitations.   Subject to adjustment as provided in Section 9.1, no Employee Participant in any one fiscal year of the Corporation may be granted (a) Options or Stock Appreciation Rights with respect to more than five hundred thousand (500,000) shares of Common Stock; (b) Restricted Stock or Restricted Stock Units that are denominated in shares of Common Stock with respect to more than two hundred thousand (200,000) shares; and (c) Performance Awards that are denominated in shares of Common Stock with respect to more than two hundred thousand (200,000) shares. The maximum dollar value payable to any Employee Participant in any one fiscal year of the Corporation with respect to Restricted Stock Units, Performance Awards or Annual Incentive Awards that are valued in cash is the lesser of ten million dollars ($10,000,000) or five (5) times the Participant’s base salary as of the beginning of the fiscal year. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations.

VIII.  TERMINATION OF EMPLOYMENT OR SERVICES

8.1  Options and Stock Appreciation Rights.

(a) If, prior to the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated for any reason other than the Participant’s death, the Participant’s right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease, unless provided otherwise in a Participant’s Agreement. If, prior to the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s death, the Option or Stock Appreciation Right shall accelerate and become fully Vested and exercisable and may be exercised to the extent provided in paragraph (c) below, unless provided otherwise in a Participant’s Agreement.

(b) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated for any reason other than the Participant’s death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.

(c) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s death while the Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution shall have the right within the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise. The beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one (1) year after a Participant’s date of death.

(d) If, on or after the date when an Option or Stock Appreciation Right first becomes Vested, a Participant’s employment or services are terminated due to the Participant’s Disability, the Participant shall have the right, within the exercise period specified in the Participant’s Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

(e) The Committee, at the time of a Participant’s termination of employment or services, may accelerate a Participant’s right to exercise an Option or, subject to Code Section 409A and Section 2.1 of the Plan, may extend an Option term.

8.2  Restricted Stock and Restricted Stock Units.   If a Participant’s employment or services are terminated for any reason other than death, the Participant’s right to shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award that are still subject to a Restriction Period automatically shall terminate and be forfeited by the Participant (or, if the Participant was required to pay a purchase price for the Restricted Stock, other than for the performance of services, the Corporation shall have the option to repurchase any shares acquired by the Participant which are still subject to the Restriction Period for the purchase price paid by the Participant). If a Participant’s employment or services are terminated due to the Participant’s death, the remaining Restriction Period on any shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable Federal or State securities laws, unless provided otherwise in a Participant’s Agreement. The Committee, in its sole discretion, may provide in a Participant’s Agreement for the continuation of a Restricted Stock Award or Restricted Stock Unit after a Participant’s employment or services are terminated or may waive or, subject to Code Section 409A, change the remaining restrictions or add additional restrictions, as it deems appropriate. The Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock or Restricted Stock Unit Award, but the Committee may provide in a Participant’s Code Section 162(m) Restricted Stock or Restricted Stock Unit Agreement or otherwise that upon the Participant’s termination of employment due to death or Disability prior to the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.

8.3  Performance Awards.   Performance Awards shall expire and be forfeited by a Participant upon the Participant’s termination of employment or services for any reason to the extent the associated performance goals and restrictions have not yet been attained. The Committee, in its discretion, may provide in a Participant’s Agreement or, subject to Code Section 409A, may provide otherwise for the continuation or acceleration of a Performance Award after a Participant’s employment or services are terminated or may waive or change all or part of the conditions, goals and restrictions applicable to such Performance Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, but the Committee may provide in a Participant’s Agreement or otherwise with respect to such an Award that upon the Participant’s termination of employment or services due to death or Disability prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on terms determined by the Committee.

8.4  Annual Incentive Awards.

(a) A Participant who has been granted an Annual Incentive Award and whose employment or services terminate due to Disability or death prior to the end of the Corporation’s fiscal year shall be entitled to a pro-rated payment of the Annual Incentive Award, based on the number of full months of employment or services during the fiscal year, if the applicable performance goal(s) are otherwise satisfied for the fiscal year. Any such prorated Annual Incentive Award shall be paid at the same time as Annual Incentive Awards are paid to Employees generally. In the event of the Participant’s death, such prorated Annual Incentive Award shall be paid to the Participant’s designated beneficiary.

(b) Except as otherwise determined by the Committee in its discretion, a Participant who has been granted an Annual Incentive Award and whose employment or services terminate for any reason other than Disability or death before the payment date of an Annual Incentive Award, shall forfeit the right to the Annual Incentive Award payment for that fiscal year.

8.5  Other Provisions.   The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant’s Agreement issued under the Plan.

IX.	ADJUSTMENTS AND CHANGE IN CONTROL

9.1  Adjustments.   In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards as the Committee deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, as the Committee may determine to be appropriate in its sole discretion).

9.2  Change in Control.

(a) Notwithstanding anything contained herein to the contrary, the Committee, in its discretion, may provide in a Participant’s Agreement or otherwise that upon a Change in Control, any or all of the following shall occur: (i) any outstanding Option or Stock Appreciation Right granted hereunder immediately shall become fully Vested and exercisable, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable Federal or State securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control); (iv) all performance targets and performance levels shall be deemed to have been satisfied for any outstanding Annual Incentive Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control); or (v) such other treatment as the Committee may determine.

(b) The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment with respect to each Vested share of Common Stock subject to such cancelled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control transaction over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to a Participant in respect of the Participant’s cancelled Options and Stock Appreciation Rights as soon as practicable following the date of the Change in Control.

X.	MISCELLANEOUS

10.1  Partial Exercise/Fractional Shares.   The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option or Stock Appreciation Right or payment of a Performance Award, Restricted Stock Award, Restricted Stock Unit, or Annual Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

10.2  Rights Prior to Issuance of Shares.   No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate for such shares (or book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued except as otherwise provided in the Plan or a Participant’s Agreement or by the Committee.

10.3  Non Assignability; Certificate Legend; Removal.

(a) Except as described below or as otherwise determined by the Committee in a Participant’s Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

(b) Each certificate representing shares of Common Stock subject to an Award, to the extent a certificate is issued, shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Compuware Corporation 2007 Long Term Incentive Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated           ,     . A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Compuware Corporation.

If shares are issued in book entry form, a notation to the same restrictive effect as the legend above shall be placed on the transfer agent’s books in connection with such shares.

(c) Subject to applicable Federal and State securities laws, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 10.3 removed from the applicable Common Stock certificate (or notation removed from such book entry).

10.4  Securities Laws.

(a) Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit, Performance Award or Annual Incentive Award is subject to such compliance with Federal and State laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any State or foreign laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable Federal securities laws; (ii) under the requirements of the Stock Exchange or any other securities exchange or recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded; and (iii) under any blue sky or State or foreign securities laws applicable to such shares.

10.5  Withholding Taxes.

(a) The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock Award or Restricted Stock Unit, or the payment of a Performance Award or Annual Incentive Award. A Participant may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker-assisted exercise procedure described in Section 2.4(a)(ii) may also be utilized to satisfy the withholding requirements related to the exercise of an Option.

(b) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles.

10.6  Termination and Amendment.

(a) The Board may terminate the Plan, or the granting of Awards under the Plan, at any time. No new Awards shall be granted under the Plan after June 24, 2017.

(b) The Board may amend or modify the Plan at any time and from time to time, and the Committee may amend or modify the terms of an outstanding Agreement at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.7 and Article 9; or (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan. In addition, if the Corporation’s Common Stock is listed on a Stock Exchange, the Board may not amend the Plan in a manner requiring approval of the shareholders of the Corporation under the rules of the Stock Exchange without obtaining the approval of the shareholders.

(c) No amendment, modification, or termination of the Plan or an outstanding Agreement shall in any manner adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to the Award, or to bring the Plan and/or an Award into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.

10.7  Code Section 409A.   It is intended that Awards granted under the Plan shall be exempt from or in compliance with Code Section 409A. The Board reserves the right to amend the terms of the Plan and the Committee reserves the right to amend any outstanding Agreement if necessary either to exempt such Award from Code Section 409A or comply with the requirements of Code Section 409A, as applicable. Further, Plan Participants who are “Specified Employees” (as defined under Code Section 409A and IRS guidance issued thereunder), shall be required to delay payment of an Award for six (6) months after separation from service to the extent such Award is governed by Code Section 409A and the delay is required thereunder.

10.8  Effect on Employment or Services.   Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Corporation or a Subsidiary.

10.9  Use of Proceeds.   The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

10.10  Severability.   If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Board may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Board, amend the Plan and any outstanding Agreement as the Corporation deems necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.

10.11  Beneficiary Designation.   Subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant’s death, the Corporation shall pay any remaining unpaid benefits to the Participant’s legal representative.

10.12  Unfunded Obligation.   A Participant shall have the status of a general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Corporation and a Participant, or otherwise create any Vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.

10.13  Approval of Plan.   The Plan shall be subject to the approval of the holders of at least a majority of the votes cast on a proposal to approve the Plan at a duly held meeting of shareholders of the Corporation held within twelve (12) months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within twelve (12) months after approval by the Board, the Plan and any Awards granted under the Plan shall be null and void, with no further force or effect.

10.14  Governing Law.   Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and Agreements under the Plan, shall be governed by the laws of the State of Michigan, without regard to its conflict of law rules.

IN WITNESS WHEREOF, this Compuware Corporation 2007 Long Term Incentive Plan has been executed on behalf of the Corporation on this 25th day of June, 2007.

COMPUWARE CORPORATION

By:
Its:

BOARD APPROVAL: 6/25/07

SHAREHOLDER APPROVAL:     /     /07

COMPUWARE®

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on August 27, 2007.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

	For	Withhold		For	Withhold		For	Withhold
01 - Dennis W. Archer	☐	☐	02 - Gurminder S. Bedi	☐	☐	03 - William O. Grabe	☐	☐
04 - William R. Halling	☐	☐	05 - Peter Karmanos, Jr.	☐	☐	06 - Faye Alexander Nelson	☐	☐
07 - Glenda D. Price	☐	☐	08 - W. James Prowse	☐	☐	09 - G. Scott Romney	☐	☐

In their discretion, the Proxy is also authorized to the extent permitted by law, to vote on any and all other matters as may properly come before the meeting, including the authority to vote to adjourn the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock, and hereby ratifies and confirms all that the Proxy named herein and their substitutes, or any of them, may lawfully do by virtue hereof. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement, both dated July 24, 2007 and the 2007 Annual Report.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this proxy card. Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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